Exhibit 4.6

Execution Version

AGREEMENT AND CONSENT

This Agreement and Consent (this “Agreement”) is entered into effective as of this 14th day of June, 2012 (the “Effective Date”), by and among AutoTrader Group, Inc., a Delaware corporation (the “Company”), Manheim ATC, Inc., a Delaware corporation (“Manheim”), Providence Equity Partners VI, L.P., a Delaware limited partnership (“PEP VI”), and PEP VI-A AutoTrader AIV L.P., a Delaware limited partnership (“PEP AIV” and, collectively with PEP VI, “Providence”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Stockholders Agreement (as defined below).

WHEREAS, the Company, Manheim, Providence and other stockholders of the Company are parties to that certain Amended and Restated Stockholders Agreement of AutoTrader Group, Inc. dated as of June 15, 2010, as amended by First Amendment to Amended and Restated Stockholders Agreement of AutoTrader Group, Inc. dated October 14, 2010, and Second Amendment to Amended and Restated Stockholders Agreement of AutoTrader Group, Inc. dated June 14, 2012 (collectively, the “Stockholders Agreement”), pursuant to which the parties have set forth their mutual agreement regarding various matters relating to Company;

WHEREAS, Manheim and Providence (a) are the only stockholders of the Company having a Percentage Interest (as defined in the Stockholders Agreement) equal to or greater than ten percent (10%) and (b) pursuant to Section 8.2 of the Stockholders Agreement, desire to amend the Stockholders Agreement as set forth in this Agreement;

WHEREAS, the Company currently intends to consummate an Initial Public Offering in 2012 (the “2012 Initial Public Offering”); and

WHEREAS, pursuant to Section 2.7 of the Stockholders Agreement, the consent of Manheim and Providence is required for the Company to consummate the 2012 Initial Public Offering and for certain other actions by the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties to this Agreement, intending legally to be bound, hereby agree to amend and modify the Stockholders Agreement, which amendments and modifications shall be binding on the Company, each of the parties hereto and, pursuant to Section 8.2 of the Stockholders Agreement, each of the Stockholders, to read as follows:

1. 2012 Initial Public Offering.

(a) Consent. On the terms and subject to the conditions set forth herein, Manheim and Providence hereby agree and consent to the consummation of the 2012 Initial Public Offering by the Company.

(b) Designation of IPO Committee. The Company shall establish a committee of the Board composed of two (2) members (the “IPO Committee”), one of whom shall be one of the directors designated by Manheim (the “Manheim Member”), and one of whom shall be one of the directors designated by Providence (the “Providence Member”). Each of Manheim and Providence shall also designate an alternate director to serve on the IPO Committee in the event

3947268

of the absence or unavailability of the Manheim Member (“Manheim Alternate”) or the Providence Member (“Providence Alternate”), respectively. The initial Manheim Member shall be John M. Dyer, and the initial Providence Member shall be Michael J. Dominguez. The initial Manheim Alternate shall be Jimmy W. Hayes and the initial Providence Alternate shall be Albert J. Dobron, Jr. All actions of the IPO Committee shall require the approval of both (i) the Manheim Member or the Manheim Alternate, on the one hand, and (ii) the Providence Member or the Providence Alternate, on the other hand. The IPO Committee may act at a meeting (which may be by communications device whereby all parties participating in such meeting can hear all other parties participating in such meeting simultaneously) or by written consent signed by the individuals whose approval would be necessary to take such action at a meeting. Each IPO Committee member and alternate shall serve at the pleasure of the party that designated such member, and may be removed by the party that designated such member by notice to the other party. A replacement for a member or alternate of the IPO Committee that has been removed or resigned may be designated by the party that designated such removed or resigning member or alternate by notice to the other party. The IPO Committee shall terminate upon consummation of the 2012 Initial Public Offering or at any time by written agreement of Manheim and Providence.

(c) Authority of IPO Committee. The agreement and consent of Manheim and Providence set forth in Section 1(a) is subject to the IPO Committee’s approval of the following matters relating to the 2012 Initial Public Offering in its sole discretion:

(i) The form and substance of each amendment to the Company’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (the “SEC”).

(ii) The form and substance of the Company’s response to all material comments received by the Company from the SEC staff with respect to the Company’s Form S-1 Registration Statement filed with the SEC.

(iii) The Company’s decision to delay, allow or request the effectiveness of the Company’s Form S-1 Registration Statement filed with the SEC.

(iv) The replacement and removal of any underwriters for the 2012 Initial Public Offering.

(v) The form and substance of the underwriting agreement between the Company and the underwriters for the 2012 Initial Public Offering.

(vi) The determination of the number of shares of common stock of the Company to be offered for sale in the 2012 Initial Public Offering by the Company and, subject to Section 2(c), by any stockholders of the Company.

(vii) The final offering price per share, any underwriting discounts and the underwriters’ fees and commissions in the 2012 Initial Public Offering.

(d) Company Obligations. The Company shall take all actions necessary or advisable to give effect to the provisions of this Section 1.

2. All Other Material Matters Related to Conducting and Consummating the 2012 Initial Public Offering. The Stockholders Agreement is hereby amended, effective as of the Effective Date, as follows:

(a) The definition of “Holder” in Section 1.1 of the Stockholders Agreement is hereby deleted and replaced with the following:

“Holder” means any Person (i) owning or having the right to acquire more than 2,000,000 of the issued and outstanding number of shares of Common Stock (with such number to be adjusted for stock splits, reverse splits, recapitalizations and the like), (ii) set forth on Schedule 1 to this Agreement, or (iii) otherwise designated by the IPO Committee as eligible to participate in the 2012 Initial Public Offering.”

(b) The last sentence of Section 4.5(a) of the Stockholders Agreement is hereby deleted in its entirety.

(c) Notwithstanding anything to the contrary set forth in the Stockholders Agreement, including, without limitation, Section 7.1(b), the following provisions shall govern the allocation of Registrable Securities to be included in the 2012 Initial Public Offering if the underwriters advise the Company in writing that, in their good faith determination, marketing factors require a limitation of the number of Registrable Securities to be included in the 2012 Initial Public Offering (the number of Registrable Securities to be so included in the 2012 Initial Public Offering, the “Maximum Registrable Securities”):

(i) The Company shall be permitted to include in the 2012 Initial Public Offering such number of Registrable Securities as the Company determines (the “Company Allocation”).

(ii) If the Company Allocation is less than the Maximum Registrable Securities, then Manheim, Providence, their respective Affiliates and any Holders who notify the Company in writing at least thirty (30) days prior to the 2012 Initial Public Offering that they would like to sell shares of the Company’s common stock in the 2012 Initial Public Offering (the “Notifying Holders”) shall be permitted to include in the 2012 Initial Public Offering such number of Registrable Securities as each of them specifies in such written notice; provided, however, that if the aggregate number of Registrable Securities to be included in the 2012 Initial Public Offering pursuant to the preceding clause is greater than the difference of the Maximum Registrable Securities minus the Company Allocation (such difference, the “Holder Allocation”), then, each of Manheim, Providence, their respective Affiliates and the Notifying Holders shall be permitted to include in the 2012 Initial Public Offering a number of Registrable Securities not to exceed the product of the Holder Allocation, multiplied by such Person’s Percentage Interest, relative to the aggregate Percentage Interests of Manheim, Providence, their respective Affiliates and the Notifying Holders participating in the 2012 Initial Public Offering.

(d) Notwithstanding anything to the contrary contained in the Stockholders Agreement, from and after the effectiveness of the Merger, all references to the “Company” and “AutoTrader.com, Inc.” therein shall, and shall be deemed to, refer to AutoTrader Group.

(e) Sections 7.4, 7.5 and 7.6 of the Stockholders Agreement are hereby deleted in their entirety.

(f) Section 2.1 of the Stockholders Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“2.1 Number of Directors.

(a) Each of the Company, Manheim and Providence agree to, and the Company agrees to take all actions necessary or advisable to effectuate, the provisions set forth in this Section 2.1. As of the Effective Date of the Agreement and Consent dated June 14, 2012, by and among the Company, Manheim and Providence (the “Agreement and Consent”), the Board shall be composed of up to fourteen (14) Directors, who shall be designated and nominated as follows: (i) Manheim shall be entitled to designate and nominate seven (7) Directors to the Board; (ii) Providence shall be entitled to designate and nominate two (2) Directors to the Board (the “Providence Directors”); (iii) KPCB shall be entitled to designate and nominate one (1) Director to the Board (the “KPCB Director”); (iv) the individual serving as Chief Executive Officer of the Company from time to time shall be designated and nominated as a Director (the “CEO Director”); and (v) Manheim and Providence together shall be entitled to jointly designate and nominate up to three (3) Directors to the Board by mutual agreement (the “Jointly Designated Directors”).

(b) Notwithstanding the provisions of Section 2.1(a), if at any time a majority of the Directors on the Board are not Directors designated and nominated by Manheim, Manheim shall be entitled, at its option at any time, to designate and nominate such minimum number of additional Directors to the Board such that, such additional Directors, together with all other Directors designated and nominated by Manheim and then serving on the Board, shall constitute a majority of the Directors of the Board (such Directors, the “Additional Manheim Directors”, and the Additional Manheim Directors together with the Directors designated by Manheim pursuant to clause (i) above, the “Manheim Directors”) and the size of the Board shall be increased to reflect the inclusion of such Additional Manheim Directors.

(c) As of the Effective Date of the Agreement and Consent, the Board shall be composed as follows: (v) the Manheim Directors shall be John M. Dyer, Jimmy W. Hayes, James C. Kennedy Jr., Sanford H. Schwartz and Alex C. Taylor (with three additional Manheim Directors to be appointed at any time pursuant to Section 2.1(a)(i); (w) the Providence Directors shall be Albert J. Dobron, Jr. and Michael J. Dominguez; (x) the CEO Director shall be Victor A. Perry; (y) the Jointly Designated Directors shall be John Olin (with two additional Jointly Designated Directors to be appointed at any time pursuant to Section 2.1(a)(v); and (z) for avoidance of doubt, KPCB has not designated or nominated a KPCB Director.

(d) Notwithstanding Section 2.5 of this Agreement, (i) as compensation for the services of Mr. Olin as a Director, the Company shall compensate him as set forth on Exhibit A attached hereto and (ii) upon the designation and nomination of any other Jointly Designated Director, the Company may compensate each such other Jointly Designated Director for his or her services as a Director at such time and in such amounts as determined by the Board.

(e) Notwithstanding the provisions set forth in Sections 2.3, 2.4 and 2.5 of this Agreement to the contrary, the removal or replacement of the Jointly Designated Directors shall require the mutual agreement of both Manheim and Providence. Subject to any limitations on the size of the Board in the Bylaws, the size of the Board may be increased or decreased at any time by a majority vote of the Board; provided, however, that no such action may eliminate the right of any Stockholder hereunder to designate and nominate the number of Directors such Stockholder is entitled to designate and nominate pursuant to this Agreement and, in connection with any change that results in the size of the Board exceeding thirteen (14) Directors (other than pursuant to the Section 2.1(b)), each of Manheim and Providence shall be entitled to designate and nominate additional Directors, if necessary, to maintain at least the proportionate representation on the Board as specified in the second sentence of Section 2.1(a).

(f) For the avoidance of doubt and notwithstanding anything to the contrary set forth in Section 2.1(e), except as specifically provided in Section 2.1(b), none of KPCB, Providence or Manheim shall be entitled to designate additional Directors to the Board solely as a result of the designation or nomination of any Jointly Designated Director or any Additional Manheim Director to the Board. Each Director shall serve on the Board at the pleasure of the Stockholder, or Stockholders in the case of the Jointly Designated Directors, that designated and nominated such Director, and, in the case of the CEO Director, only so long as such individual serves as the Chief Executive Officer of the Company.

(g) Notwithstanding any other provision of this Agreement to the contrary, no Stockholder shall be entitled to designate and nominate a Director if it Sells any Shares and immediately after such Sale, such Stockholder, together with its Affiliates, no longer qualifies as a Holder pursuant to clause (i) of the definition thereof.

(h) The Board, as it exists immediately prior to the Effective Date of the Agreement and Consent, and the Stockholders shall take all necessary action as may be required under the DGCL and the Bylaws to effectuate the provisions of this Section 2.1 as promptly and practicable after the date hereof.”

3. Other Actions. The agreement and consent of Manheim and Providence set forth in Section 1(a) is subject to the following:

(a) Simultaneously with the execution and delivery of this Agreement, the Company, Manheim, Inc., a Delaware corporation (“Manheim, Inc.”), and Cox Digital Exchange, LLC, a Delaware limited liability company, are executing and delivering a Cross-License Agreement, substantially in the form of Exhibit 3.1 to the Related Party Agreement.

(b) Simultaneously with the execution and delivery of this Agreement, the Company, Cox Enterprises, Inc., a Delaware corporation (“CEI”), and Manheim, Inc. are executing and delivering the Related Party Agreement, substantially in the form of Exhibit 3(b) attached hereto.

(c) Simultaneously with the execution and delivery of this Agreement, CEI and AutoTrader.com, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“ATC”), are executing an Amendment to the Intercompany Agreement, substantially in the form of Exhibit 3(c) attached hereto.

(d) Simultaneously with the execution and delivery of this Agreement, CEI and ATC are executing an Amendment to the Cash Management Services Agreement, substantially in the form of Exhibit 3(d) attached hereto.

(e) Simultaneously with the execution and delivery of this Agreement, the Company and Manheim, and the Company and Providence, are each executing and delivering Director Nomination Agreements of the Company, substantially in the forms of Exhibit 3(e)-1 and Exhibit 3(e)-2 attached hereto, respectively.

(f) Following the Merger and in connection with the consummation of the 2012 Initial Public Offering, the Company, each of Manheim and Providence, and each other holder of the Company’s Class A Common Stock, par value $.001 per share, and Class B Common Stock, par value $.001 per share, that so elects, shall execute and deliver the Registration Rights Agreement in the form attached hereto as Exhibit 3(f).

4. Holding Company and Merger. Manheim and Providence hereby agree, approve and consent to the Merger. The Company has caused the Certificate of Merger to be filed with the Secretary of State of the State of Delaware and the Merger has become effective as of June 14, 2012. For purposes hereof, (a) “Merger” means the merger of AutoTrader Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with and into ATC, with ATC as the surviving entity of such merger pursuant to the Merger Agreement; (b) “Merger Agreement” means the Agreement and Plan of Merger dated June 14, 2012, by and among the Company, ATC, and Merger Sub, substantially in the form of Exhibit 4 attached hereto; and (c) “Certificate of Merger” means the Certificate of Merger filed on June 14, 2012, by ATC with the Secretary of State of the State of Delaware in connection with the Merger. As promptly as practicable after the date hereof, the parties hereto will take all actions necessary to amend and restate the certificates of incorporation or other organizational documents of each controlled subsidiary of the Company to include provisions identical to Article Eleven of the Second Amended and Restated Certificate of Incorporation of the Company or as similar thereto as permissible under the laws of the jurisdiction of organization of each such subsidiary in order to accomplish the purposes of such Article Eleven with respect to each such subsidiary.

5. Effectiveness of this Agreement. This Agreement is hereby effective as of the Effective Date, and shall remain in full force and effect in accordance with its terms until the consummation of the 2012 Initial Public Offering.

6. Providence Expenses. Upon written request, the Company shall reimburse Providence for all reasonably documented out-of-pocket costs and expenses (including reasonable attorney’s fees and costs) incurred by Providence, any of its Affiliates and any of their respective directors, officers or employees in connection with the 2012 Initial Public Offering and/or any of the agreements entered into or filings made in connection therewith, other than costs and expenses relating to the Merger Agreement and the transactions contemplated thereby.

7. Termination of this Agreement and the Stockholders Agreement. This Agreement and the Stockholders Agreement shall terminate immediately upon the consummation of the 2012 Initial Public Offering without any further action by the Company, Manheim, Providence, or any other Stockholder. Such termination shall apply to all provisions of this Agreement and the Stockholders Agreement, including, without limitation, the indemnification provisions set forth in Section 2.8 and Section 7.5 of the Stockholders Agreement.

8. Venue; Governing Law. The parties (a) hereby irrevocably submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any collateral document or the subject matter hereof or thereof, (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution therein, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or any collateral document or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby waive and agree not to seek any review by any court of any other jurisdiction which may be called upon to grant enforcement of the judgment of any such Delaware state or federal court.

THIS AGREEMENT (AND ALL CLAIMS, CONTROVERSIES OR CAUSES OF ACTION ARISING HEREUNDER, IN CONNECTION HEREWITH, OR RELATING HERETO, WHETHER IN CONTRACT, TORT OR OTHERWISE) IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

9. Specific Performance. Each party hereto acknowledges that the remedies at law of the other party for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security or proving actual damages, and in addition to all other remedies that may be available, shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

10. Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure only to the benefit of and be enforceable against the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations under this

Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement. Without limitation of the foregoing, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any stockholder of the Company who is not a party to this Agreement.

11. Miscellaneous. This Agreement and the documents referred to herein represent the entire agreement of the parties regarding the subject matter hereof. This Agreement supersedes all prior negotiations between the parties with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing which makes specific reference to this Agreement and which is signed by Manheim and Providence. This Agreement shall be binding on the parties hereto. The Stockholders Agreement shall continue in full force and effect as amended and modified hereby (it being understood that the amendment and modifications set forth in this Agreement shall be binding on all Stockholders in accordance with the terms of the Stockholders Agreement). Except as specifically set forth herein, this Agreement shall not be deemed to amend, change, modify or otherwise waive any rights any party has under the Stockholders Agreement, the Certificate of Incorporation or applicable law. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words used in this Agreement in the singular shall be held and construed to include the plural and vice versa, unless the context otherwise requires. When used in this Agreement, “or” shall mean “and/or,” unless the context otherwise requires. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile copy or in portable document format (pdf) of original signatures, each of which shall be deemed an original for all purposes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AUTOTRADER GROUP, INC.

By:	/s/ Charles N. Bowen
	Name:	Charles N. Bowen
	Title:	Secretary

MANHEIM ATC, INC.

By:	/s/ Charles N. Bowen
	Name:	Charles N. Bowen
	Title:	Assistant Secretary

PROVIDENCE EQUITY PARTNERS VI L.P.

By: Providence Equity GP VI L.P., its sole general partner
By: Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Michael J. Dominguez
	Name:	Michael J. Dominguez
	Title:	Managing Director

PEP VI-A AUTO TRADER AIV L.P.

By: PEP VI-A Auto Trader AIV GP LLC, its general partner

By:	/s/ Michael J. Dominguez
	Name:	Michael J. Dominguez
	Title:	Managing Director

3947268

[Signature Page to Agreement and Consent]

Schedule 1

Additional Holders

1.	All holders of the Company’s Class A Common Stock, par value $.001 per share, and Class C Common Stock, par value $.001 per share, immediately prior to giving effect to the conversion of the Company’s Class B Common Stock, par value $.001 per share into Class A Common Stock, par value $.001 per share, pursuant to the unanimous written consent of the Board of Directors of the Company dated June 14, 2012 and the Merger.

Exhibit A

Compensation

1.	$30,000 for calendar year 2012

Execution Version

Exhibit 3(b)

RELATED PARTY AGREEMENT

THIS RELATED PARTY AGREEMENT effective as of June 14, 2012 (the “Effective Date”), is entered into by and among AutoTrader Group, Inc., a Delaware corporation (“ATG”), Cox Enterprises, Inc., a Delaware corporation (“CEI”), Cox Digital Exchange, LLC, a Delaware limited liability company (“CDX”), and Manheim, Inc., a Delaware corporation (“Manheim, Inc.,” individually and together with CEI and CDX (as the context requires), “Manheim”). Certain capitalized terms used in this Agreement are defined in Article I.

RECITALS

WHEREAS, as of the date hereof, Manheim ATC, Inc., a Delaware corporation and wholly-owned indirect subsidiary of CEI (“Manheim ATC”), holds approximately 30,337,856 shares of the Class B Common Stock, par value $.001 per share, of ATG (the “Class B Common Stock”) and approximately 2,565,699 shares of the Class A Common Stock, par value $.001 per share, of ATG, in the aggregate, constituting approximately 68% of the outstanding equity of ATG and approximately 95.3% of the voting power of all classes of outstanding common stock of ATG; and

WHEREAS, the parties hereto desire to set forth their mutual agreement regarding various matters relating to certain transactions and actions which may involve the interests of ATG and its subsidiaries, on the one hand, and Manheim and its Affiliates (other than ATG and its subsidiaries), on the other hand, and to set forth the parties’ rights and obligations with respect to such transactions.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties to this Agreement, intending legally to be bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

The following terms used in this Agreement shall have the meanings set forth in this Section 1.1:

“Acquired Person” has the meaning set forth in Section 2.3(c).

“Acquisition” (and words of similar import) means, with respect to any Person, such Person’s acquisition of any business or line of business of, all or substantially all of the assets of, or any equity or debt interest in (however effected, whether by way of asset purchase, equity purchase, merger, consolidation, reorganization, share exchange, other business combination transaction or a loan of money), another Person.

“Acquisition Notice” has the meaning set forth in Section 2.3(b).

3930480

“Actively Pursue” or “Actively Pursuing” means, with respect to any Opportunity, actively soliciting, negotiating with, entering into agreements with, or otherwise consummating transactions with, a third Person (or its agents or representatives) with the intent or for the purposes of actively Exploiting such Opportunity. For purposes of this Agreement, (a) if an Opportunity involves a transaction with a third Person (other than an Acquisition), then a party shall not be deemed to be Actively Pursuing such Opportunity until it (or its agents or representatives) has directly engaged in discussions related to such Opportunity with such third Person (or its agents or representatives) and (b) if an Opportunity is an Acquisition, then a party shall not be deemed to be Actively Pursuing such Opportunity until it (or its agents or representatives) or such third Person (or such third Person’s agents or representatives) has commenced substantive due diligence with respect to such Opportunity involving information of such third Person or it, respectively, that is not publicly available.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such first-named Person.

“Agreement” means this Agreement, as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“ATG” has the meaning set forth in the Preamble.

“ATG Businesses” means those businesses actively conducted by the ATG Entities as of the Effective Date.

“ATG Entities” means ATG and any other Person it now or hereafter controls.

“ATG Initial Public Offering” means the initial firm commitment underwritten public offering of shares of ATG’s common stock by means of a registration statement on Form S-1 (or any successor form) filed by ATG (or its successor) with the SEC under the Securities Act, which offering does not exclusively relate to the securities under an employee stock option, bonus or other compensation plan.

“ATG IPO Effective Date” means the closing date of the ATG Initial Public Offering.

“ATG Opportunity” means any Opportunity to the extent the subject of such Opportunity is within the ATG Businesses.

“CDX” has the meaning set forth in the Preamble.

“CEI” has the meaning set forth in the Preamble.

“CEI Related Party” means the lineal descendants of Governor James M. Cox (including adopted children), and the estates, executors and administrators of the above-described individuals, any private foundation or other charitable entity of which the above-described individuals constitute a majority of the trustees, directors or managers, and any corporation, partnership, limited liability company, trust or other entity in which the above-described individuals and the estates, executors and administrators, and lineal descendants of the above-named individuals in the aggregate have a direct or indirect beneficial or voting interest of greater than 50%.

“Conflicted Acquisition” has the meaning set forth in Section 2.3(b).

“control” (including the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Cross-License Agreement” has the meaning set forth in Section 3.1.

“DGCL” means the General Corporation Law of the State of Delaware as it may be in effect from time to time.

“Exclusivity Period” means the period beginning on the Effective Date and ending on the earliest of (a) the fifth (5th) anniversary of the Effective Date, (b) the date on which the Manheim Entities no longer have Voting Control of ATG or Manheim, Inc. and (c) the date on which CEI is no longer controlled by one or more of the CEI Related Parties.

“Executive Committee” means the Executive Committee of the Board of Directors of ATG formed and operating pursuant to the Bylaws of ATG.

“Exploit” (and words of similar import) means to develop, produce, market, sell or otherwise commercialize.

“Governmental Agency” means any government, any governmental entity, commission, board, instrumentality, agency, department or subdivision, and any court, tribunal or judicial body, in each case, whether federal, state, county, provincial, local or foreign.

“JAMS” means Judicial Arbitration and Mediation Services, Inc.

“JAMS Rules” has the meaning set forth in Section 5.7.

“Manheim” has the meaning set forth in the Preamble.

“Manheim ATC” has the meaning set forth in the Recitals.

“Manheim Businesses” means those businesses actively conducted by Manheim, Inc., CDX and any Person that either of them controls as of the Effective Date (other than Motors.co.uk and its controlled subsidiaries). The parties acknowledge and agree that CDX and its operations shall constitute a Manheim Business.

“Manheim Entities” means CEI and any Person it now or hereafter controls, other than the ATG Entities.

“Manheim Opportunity” means any Opportunity to the extent the subject of such Opportunity is within the Manheim Businesses.

“Opportunity” means (i) any business, commercial or investment opportunity, including, without limitation, any acquisition of a business or line of business of any Person or of all or substantially all of the assets of any Person, in each case, by way of asset purchase, equity purchase, merger, consolidation, reorganization, share exchange or other business combination; (ii) any joint venture, strategic alliance or similar transaction; (iii) any license agreement for an exclusive license granted by a third party; (iv) any loan of money to, or acquisition of an equity or debt interest in, any Person; or (v) any development, production or sale of a new product or service or any updates, upgrades, improvements, enhancements, revisions or new versions of an existing product or service.

“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, cooperative, association, Governmental Agency or other entity, or a division or subdivision of any of the foregoing, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

“Related Party Committee” means the Related Party Committee of the Board of Directors of ATG formed and operating pursuant to the Bylaws of ATG.

“Voting Control” means, with respect to any Person, holding, directly or indirectly, securities or other ownership interests of such Person entitling the holder of such securities or ownership interests to cast a majority of the votes then held by all holders of securities or ownership interests at any annual or special meeting of stockholders or owners of ownership interests of such Person.

ARTICLE II

RIGHTS RELATED TO CERTAIN PROPOSED

TRANSACTIONS; RELATED PARTY AGREEMENTS

2.1 EXCLUSIVE RIGHTS OF ATG.

(a) During the Exclusivity Period, Manheim agrees that, subject to Section 2.4(b), it shall not, and it shall cause all of the other Manheim Entities not to, Actively Pursue any ATG Opportunities to the extent such ATG Opportunities are or would be Exploited in the United States, without the prior written consent of ATG (which consent, if granted by ATG, must be authorized by the Related Party Committee on behalf of ATG), other than those Opportunities identified on Schedule 2.1(a). For the avoidance of doubt, the provisions of this Section 2.1(a), are not intended to prevent any of the Manheim Entities from using any applications, tools and functionalities of general applicability in their respective businesses.

(b) If, at any time during the Exclusivity Period, Manheim or another Manheim Entity obtains knowledge that it is Actively Pursuing an ATG Opportunity to the extent it is or would be Exploited in the United States, Manheim shall, or shall cause such other Manheim Entity to, as appropriate, cease Actively Pursuing such ATG Opportunity as promptly as practicable, unless ATG consents in writing to Manheim’s or such other Manheim Entity’s continuing Active Pursuit of such ATG Opportunity (which consent, if granted by ATG, must be authorized by the Related Party Committee on behalf of ATG).

2.2 EXCLUSIVE RIGHTS OF MANHEIM.

(a) During the Exclusivity Period, ATG agrees that, subject to Section 2.4(b), it shall not, and it shall cause all of the other ATG Entities not to, Actively Pursue any Manheim Opportunities to the extent such Manheim Opportunities are or would be Exploited in the United States, without the prior written consent of CEI, other than those Opportunities identified in Schedule 2.2(a). For the avoidance of doubt, the provisions of this Section 2.2(a), are not intended to prevent any of the ATG Entities from using any applications, tools and functionalities of general applicability in their respective businesses.

(b) If, at any time during the Exclusivity Period, ATG or another ATG Entity obtains knowledge that it is Actively Pursuing a Manheim Opportunity which is or would be Exploited in the United States, ATG shall, or shall cause such other ATG Entity to, as appropriate, cease Actively Pursuing such Manheim Opportunity as promptly as practicable, unless CEI consents in writing to ATG’s or such other ATG Entity’s continuing Active Pursuit of such Manheim Opportunity.

2.3 NON-EXCLUSIVE OPPORTUNITIES.

(a) Any of the Manheim Entities and any of the ATG Entities may (without regard to any restrictions or limitations under this Agreement) Actively Pursue or Exploit any Opportunity (1) which is Actively Pursued or Exploited after the expiration of the Exclusivity Period, (2) subject to Section 2.3(b), to the extent such Opportunity is or would be Actively Pursued or Exploited outside of the United States or (3) which is not an ATG Opportunity or a Manheim Opportunity, respectively.

(b) (i) Notwithstanding anything to the contrary contained herein, for so long as the Manheim Entities have Voting Control of ATG and Manheim, Inc., (A) ATG shall promptly notify the Executive Committee of all Acquisitions being Actively Pursued by any ATG Entity (an “ATG Acquisition Notice”) and (B) Manheim shall cause the Manheim Entities to promptly notify the Chief Executive Officer or the Chief Financial Officer of CEI (the “Designated Officers”) of any Acquisition being Actively Pursued by any of the Manheim Entities (a “Manheim Acquisition Notice”). If the Designated Officers have received a Manheim Acquisition Notice and an ATG Acquisition Notice relating to, or otherwise obtain actual knowledge that any ATG Entity and any Manheim Entity are Actively Pursuing, the same Acquisition (such Acquisition, a “Conflicted Acquisition”), then Manheim shall promptly provide ATG with notice of such Conflicted Acquisition and Manheim shall cause the directors of ATG who are officers, directors or employees of any of the Manheim Entities not to participate in the consideration or approval, if any, of such Conflicted Acquisition by the Board of Directors of ATG as long as a Manheim Entity is Actively Pursuing such Conflicted Acquisition (provided, however, that from and after the time that a Manheim Entity is no longer Actively Pursuing such Conflicted Acquisition, such directors may fully participate in the consideration and approval, if any, of such Acquisition by the Board of Directors of ATG (and Manheim shall not be required to cause such directors not to participate in such consideration or approval), and Manheim shall promptly notify ATG thereof).

(ii) (A) Before an ATG Entity enters into a binding written agreement for a Conflicted Acquisition, or in the event that an ATG Entity does not enter into such a binding written agreement for such Conflicted Acquisition, before an ATG Entity becomes legally bound to consummate, or consummates, such Conflicted Acquisition, ATG shall: (1) notify CEI of such Conflicted Acquisition and of the material terms thereof (and all related matters, including the financing therefor and related issuances of equity or debt securities) and provide CEI with the current draft of each material binding written agreement proposed to be entered into by an ATG Entity or any Affiliate of ATG relating to such Conflicted Acquisition; and (2) not enter into a binding written agreement for such Conflicted Acquisition or, in the event that an ATG Entity does not enter into such a binding written agreement for such Conflicted Acquisition, not become legally bound to consummate such Conflicted Acquisition, and not consummate such Conflicted Acquisition, in each case, unless the holders of a majority of the outstanding shares of the Class B Common Stock (the “Class B Holder”), consent in writing thereto, which consent, if granted, may contain, and be subject to, such limitations and conditions as such holders specify in their sole discretion. If such consent is not granted pursuant to this Section 2.3(b), Manheim shall not, and shall cause the other Manheim Entities not to, Actively Pursue or consummate such Acquisition, unless ATG consents in writing thereto (which consent, if granted, must be authorized by the Related Party Committee on behalf of ATG).

(B) CEI covenants and agrees that none of the information relating to any Acquisition being Actively Pursued by the ATG Entities provided to or otherwise obtained by any Manheim Entity from an ATG Entity or any of its agents or representatives for the Class B Holders’ consideration of whether or not to grant their consent pursuant to this Section 2.3(b) will be disclosed or shared with any Manheim Entities or any of its or their respective Affiliates other than to employees, officers, directors, advisors and representatives of CEI, and the officers and directors of the Class B Holders and any other entity controlled by CEI, solely to the extent reasonably necessary to allow the Class B Holder (and CEI as the indirect sole stockholder of the Class B Holder) to make a determination whether or not to consent to such Acquisition. Notwithstanding the foregoing, the fact that an individual who is a director of ATG is also an officer, director or employee of any of the Manheim Entities has such information as a result of his role as a director of ATG shall not, in and of itself, constitute a violation of the preceding sentence.

(c) Notwithstanding anything to the contrary contained herein, during the Exclusivity Period, any of the ATG Entities or the Manheim Entities, as the case may be, may Acquire a Person (an “Acquired Person”) that Actively Pursues or Exploits an Opportunity that would otherwise result in a violation of Sections 2.1 or 2.2, if such ATG Entity or Manheim Entity, as the case may be, had Actively Pursued or Exploited such Opportunity itself, and such Acquisition shall not result in a violation of this Agreement, so long as the following conditions are met:

(i) such ATG Entity or Manheim Entity, as the case may be, is not in control of the Acquired Person (and shall not take control of such Acquired Person so long as the restrictions hereunder remain applicable);

(ii) the ownership interest of such ATG Entity or Manheim Entity, as the case may be, in such Acquired Person does not (and shall not so long as the restrictions hereunder remain applicable) exceed thirty three percent (33%) of the outstanding equity and voting interests of such Acquired Person or, if a loan, does not (and shall not so long as the restrictions hereunder remain applicable) exceed a principal amount of $15 million; and

(iii) the revenues of such Acquired Person attributable to such Opportunity, do not, as of the date of Acquisition of the interest in such Acquired Person, exceed ten percent (10%) of the total revenues of such Acquired Person.

Such ATG Entity or Manheim Entity, as the case may be, shall give at least fifteen (15) days prior written notice to CEI or ATG, respectively, prior to entering into a binding written agreement for such Acquisition or, if such ATG Entity or Manheim Entity, as the case may be, does not enter into such a binding written agreement for such Acquisition, before such Person becomes legally bound to consummate such Acquisition, or consummates such Acquisition, in which notice ATG, in the case of an ATG Entity, or CEI in the case of a Manheim Entity, as applicable, shall represent compliance with Section 2.3(c)(i) through (iii).

(d) The parties shall work together in good faith to address the mechanics applicable to the Manheim Entities and the ATG Entities to implement the provisions of this Agreement in connection with any of the Opportunities and Acquisitions subject to this Section 2.3, including, without limitation, the timely presentation of necessary information to all relevant parties, the timely giving or withholding of consent, and the negotiation of appropriate agreements (including relevant confidentiality agreements) with the other parties involved in such Opportunities and Acquisitions, among other things, to permit the disclosure of information about such Opportunities and Acquisitions to the ATG Entities and the Manheim Entities as required by this Agreement. Without limiting the foregoing, the Manheim Entities shall enter into customary non-disclosure or similar agreements with ATG and/or any third Persons, so that ATG may notify CEI of such Opportunity and comply with the provisions of this Agreement.

(e) Except as otherwise provided, this Section 2.3 will apply to all commercial activities, domestic and international, of the ATG Entities and the Manheim Entities.

2.4 NO ADDITIONAL LIMITATIONS.

(a) Nothing in this Article II shall preclude one or more ATG Entities and one or more Manheim Entities from agreeing to jointly Actively Pursue any Opportunity (including by way of an Acquisition); provided that, in the case of any ATG Entity, such agreement shall be subject to approval by the Related Party Committee.

(b) It is understood and agreed that, to the extent that, as of the Effective Date, either the ATG Entities or the Manheim Entities, as the case may be, are engaged in Opportunities that might otherwise fall within the Manheim Businesses or the ATG Businesses, respectively, such ATG Entities or the Manheim Entities shall be permitted to continue to Actively Pursue and Exploit such Opportunities (and any reasonably foreseeable extensions thereof directly related to such Opportunities). Except as specifically set forth in Sections 2.1, 2.2 and 2.3 above, but subject to the previous sentence, each of the ATG Entities and Manheim Entities shall be free (subject to their own respective corporate governance procedures) to Actively Pursue and Exploit all Opportunities and transactions in their respective businesses, including the development of new products, entry into new lines of business, and entry into agreements with third Persons, whether or not competitive with the businesses of any other Person or party hereto, without any claim of, or liability to, any party hereto.

(c) It is understood and agreed that the provisions set forth in this Article II shall not apply to: (i)(x) any Person which is not a Manheim Entity (other than an ATG Entity) and which acquires any of the assets of a Manheim Entity or to a Manheim Entity once it ceases to be controlled by the other Manheim Entities or (y) any such acquired entities or assets; or (ii)(x) any Person which is not an ATG Entity (other than a Manheim Entity) and which acquires any of the assets of an ATG Entity or to an ATG Entity once it ceases to be controlled by the other ATG Entities or (y) any such acquired entities or assets.

2.5 RELATED PARTY AGREEMENTS. SCHEDULE 2.5 IDENTIFIES ALL TRANSACTIONS AND ARRANGEMENTS EXISTING AS OF THE DATE OF THIS AGREEMENT BETWEEN ANY MANHEIM ENTITY ON THE ONE HAND, AND ANY ATG ENTITY, ON THE OTHER HAND, OTHER THAN (A) ANY TRANSACTION BETWEEN AN ATG ENTITY, ON THE ONE HAND, AND ANY OFFICER, DIRECTOR OR EMPLOYEE OF SUCH ATG ENTITY, ON THE OTHER HAND, RELATING TO EMPLOYMENT, COMPENSATION, INCENTIVE COMPENSATION, SEVERANCE COMPENSATION, OR TERMINATION OF EMPLOYMENT IN THE ORDINARY COURSE OF BUSINESS AND (B) ANY PLANS OR POLICIES THAT COVER EMPLOYEES OF THE ATG ENTITIES GENERALLY. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT EACH OF THE FOREGOING TRANSACTIONS AND ARRANGEMENTS (INCLUDING THE TRANSACTIONS AND ARRANGEMENTS SET FORTH ON SCHEDULE 2.5) ARE PERMITTED UNDER AND DO NOT VIOLATE ANY PROVISION OF THIS AGREEMENT.

ARTICLE III

DATA SHARING

3.1 Cross-License Agreement. Simultaneously with the execution and delivery of this Agreement, Manheim, Inc., CDX and ATG are executing and delivering a Cross-License License Agreement in the form of Exhibit 3.1 attached hereto (the “Cross-License Agreement”).

ARTICLE IV

TERMINATION

4.1 Termination. The provisions of this Agreement shall continue in full force and effect in accordance with their respective terms; provided, however, that this Agreement shall terminate and be of no further force and effect upon the earlier to occur of (a) the time when the Manheim Entities no longer have Voting Control of ATG and Manheim and (b) the CEI Related Parties no longer have Voting Control of CEI; provided however, that the provisions of Section 3.1, Article V, and the Cross-License Agreement shall continue in full force and effect in accordance with their respective terms until the fifth (5th) anniversary of the Effective Date. Notwithstanding the foregoing, no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

ARTICLE V

MISCELLANEOUS

5.1 Representations and Warranties. As of the Effective Date, Manheim represents and warrants to ATG, and ATG represents and warrants to Manheim, that: (i) it is a corporation or limited liability company (as applicable) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation; (ii) the execution, delivery and performance of this Agreement by it is within its corporate or limited liability company powers and has been duly authorized by all necessary corporate or limited liability company action, and no other proceedings or actions on its part are necessary to perform its obligations under this Agreement; (iii) this Agreement has been duly and validly executed and is its valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and (iv) its execution, delivery and performance of this Agreement does not and will not (x) violate its organizational documents, (y) violate any applicable material law or material judgment to which it or any of its assets are subject or (z) require any material consent or other action by any Person under, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in any breach of or give rise to any right of termination, cancellation, amendment or acceleration of, any of its material rights or material obligations.

5.2 Assignment. This Agreement or any right or obligation hereunder may not be assigned, by operation of law or otherwise, without the prior written consent of: (a) in the case of an assignment by CEI, CDX or Manheim, Inc., ATG and (b) in the case of an assignment by ATG, CEI. Subject to the provisions of Article IV hereof and without limiting Section 2.4(c) hereof, this Agreement shall be binding upon and inure only to the benefit of and be enforceable against the parties hereto and their respective successors (including, without limitation, any successors by merger) and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

5.3 Amendment. This Agreement may be amended at any time by written agreement of CEI and ATG (acting through the Related Party Committee), and any such amendment shall be binding on all the parties hereto.

5.4 Use of Language. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words used in this Agreement in the singular shall be held and construed to include the plural and vice versa, unless the context otherwise requires. When used in this Agreement, “or” shall mean “and/or,” unless the context otherwise requires.

5.5 Equitable Relief; Enforcement. Manheim and ATG acknowledge and agree that any breach by a party of any of the provisions contained in this Agreement will be extremely detrimental to the non-breaching party and will cause the non-breaching party irreparable injury and damage which cannot be reasonably or adequately compensated in damages in an action at law. By reason thereof, Manheim and ATG acknowledge and agree that, subject to Section 5.7 hereof, the non-breaching party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to apply for and obtain, without the necessity of proof of actual damages and without posting any bond or undertaking, interim, interlocutory and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement or to specifically enforce any provision of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver of any other legal or equitable remedies available in the event of such a breach.

5.6 Governing Law and Jurisdiction. Except as otherwise set forth in Section 5.7, Manheim and ATG (a) hereby irrevocably submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any collateral document or the subject matter hereof or thereof brought by any party or their successors or assigns and (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution therein, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or any collateral document or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby waive and agree not to seek any review by any court of any other jurisdiction which may be called upon to grant enforcement of the judgment of any such Delaware state or federal court.

THIS AGREEMENT (AND ALL CLAIMS, CONTROVERSIES OR CAUSES OF ACTION ARISING HEREUNDER, IN CONNECTION HEREWITH, OR RELATING HERETO, WHETHER IN CONTRACT, TORT OR OTHERWISE) IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

5.7 Dispute Resolution.

(a) Following the Effective Date, all disputes between or among the parties to this Agreement (i) as to whether an Opportunity that a party wishes to Actively Pursue or Exploit is within the ATG Businesses or the Manheim Businesses, as the case may be, or that otherwise relates to Article 2 hereof; or (ii) otherwise arises out of or relates to any other matter set forth in this Agreement shall be resolved in accordance with this Section 5.7. Without limiting any other provision of this Agreement, in the event of a dispute related to a party consummating, or entering into a binding agreement to consummate, an Opportunity, ATG shall, and shall cause the other ATG Entities to, and CEI shall, and shall cause the other Manheim Entities to, not consummate, or enter into a binding agreement to consummate, an Opportunity which is the basis for a dispute submitted for resolution under this Section 5.7 until such time as such dispute is resolved in accordance with this Section 5.7. In each such case, the disputing parties shall negotiate in good faith with one another in an effort to resolve such dispute.

(b) With respect to such negotiations, ATG shall be represented by the Related Party Committee or an individual selected by the Related Party Committee and subject to the authority and oversight of the Related Party Committee, with assistance, as appropriate, from ATG’s officers, including the Chief Executive Officer of ATG, and CEI and Manheim, Inc. shall be represented by the Chief Executive Officer of Manheim, Inc., with assistance, as appropriate, from CEI’s and Manheim, Inc.’s officers. If a disputing party is seeking a preliminary injunction in connection with any dispute, such disputing party may elect to give notice thereof to the other parties to such dispute (the “Accelerated Consideration Notice”) with the effects set forth herein.

(c) If such dispute is not resolved within ten (10) days (or two (2) days if an Accelerated Consideration Notice has been given in connection with such dispute) after one party first gives notice thereof to the other party(ies), such dispute shall be submitted to JAMS for arbitration. Either party may submit the dispute to arbitration. Any party to the dispute may submit the dispute to JAMS, and such arbitration shall be conducted in accordance with the expedited procedures set forth in the then-prevailing JAMS Comprehensive Arbitration Rules and Procedures (the “JAMS Rules”). Within fifteen (15) days (or five (5) days if an Accelerated Consideration Notice has been given in connection with such dispute) after the commencement of arbitration, CEI and ATG (acting by the Related Party Committee) shall each select one (1) arbitrator, and such two arbitrators shall select a third arbitrator within fifteen (15) days (or five (5) days if an Accelerated Consideration Notice has been given in connection with such dispute) of the commencement of the arbitration. CEI and ATG shall execute and deliver customary engagement letters with such arbitrators and shall each be responsible for one-half of the fees and expenses of, and any indemnification liability to, such arbitrators, regardless of which party prevails in the arbitration. Each of such arbitrators shall be of national reputation as arbitrators and shall have experience in or substantial knowledge regarding the industries in which the ATG Entities and the Manheim Entities operate, and none of such arbitrators shall have been retained by any of the ATG Entities or the Manheim Entities during the one (1) year period prior to the date of such arbitration. Such arbitrators shall be instructed to conduct such arbitration pursuant to the JAMS Rules and to deliver their determination with respect to such dispute within thirty (30) days (or ten (10) days if an Accelerated Consideration Notice has been given in connection with such dispute) of the execution of their engagement letters or within such other period as mutually agreed by CEI and ATG. The determination of such arbitrators (by majority vote) shall be conclusive and binding on the parties and judgment on the award may be entered by a court having competent jurisdiction. Notwithstanding the foregoing, the Parties adopt and agree to implement the JAMS Optional Arbitration Appeal Procedure (as it exists on the Effective Date) with respect to any final award in an arbitration arising out of or related to this Agreement.

(d) In any arbitration arising out of or related to this Agreement, the arbitrator(s) (i) may award actual damages and may not award any indirect, special, consequential (that are not reasonably foreseeable), speculative or punitive damages or lost profits and (ii) may award injunctive (including preliminary injunctive relief) and other equitable relief to prevent or curtail any breach of this Agreement or to specifically enforce any provision of this Agreement, without the necessity of proof of actual damages and without posting any bond or undertaking. The parties shall maintain the confidential nature of the arbitration proceeding and the award, including the arbitration hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision. Any dispute submitted for arbitration in accordance with this Section 5.7 hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof. The arbitration shall be held in Atlanta, Georgia, unless the parties agree otherwise.

5.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered by hand, by telecopier device or email (with receipt confirmed), or by courier service (with receipt confirmed) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the ATG, to:

AutoTrader Group, Inc.
3003 Summit Boulevard
Suite 200
Atlanta, Georgia 30319
Attention:	Victor A. Perry, III
Telecopier:	(404) 843-5755
Email:	chip.perry@autotrader.com

with copies (which shall not constitute notice) to:

AutoTrader Group, Inc.
3003 Summit Boulevard
Atlanta, Georgia 30319
Attention:	Peter C. Cassat, Esq.
Telecopier:	404 568-2094
Email:	peter.cassat@autotrader.com

If to CEI or Manheim, Inc. to:

Manheim, Inc.
6205 Peachtree Dunwoody Road
Atlanta, Georgia 30328
Attention:	Sanford H. Schwartz
Telecopier:	678-645-4004
Email:	sandy.schwartz@coxinc.com

with copies (which shall not constitute notice) to:

Cox Enterprises, Inc.
6205 Peachtree Dunwoody Road
Atlanta, Georgia 30328
Attention:	Shauna Muhl, Esq.
Telecopier:	678-645-1829
Email:	shauna.muhl@coxinc.com

5.9 Severability. This Agreement shall be structured to comply with, and actions taken pursuant hereto shall be compliant with, any applicable law. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced and the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

5.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Signatures delivered by facsimile or “pdf” shall be deemed original signatures for all purposes hereunder.

5.11 Headings. The Section headings used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

5.12 No Waiver, Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

5.13 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

5.14 Relationship of Parties. Neither this Agreement nor the cooperation of the parties contemplated herein will be deemed or construed to create any partnership, joint venture or agency relationship between or among the parties. No party is, nor will any party hold itself out to be, vested with any power or right to bind any other party contractually or to act on behalf of any other party as a broker, agent or otherwise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AUTOTRADER GROUP, INC.

By:	/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Secretary

COX ENTERPRISES, INC.

By:	/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Assistant Secretary

MANHEIM, INC.

By:	/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Assistant Secretary

COX DIGITAL EXCHANGE, LLC

By:	/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Assistant Secretary

3930480

[Signature Page to Related Party Agreement]

Schedule 2.1(a)

Manheim Exceptions

None.

3930480

Schedule 2.2(a)

ATG Exceptions

None.

3930480

Schedule 2.5

Related Party Agreements

1.	Cash Management Agreement dated as of May 4, 2010, as amended, by and between CEI and AutoTrader.com, Inc.

2.	Intercompany Services Agreement dated as of May 4, 2010, as amended, by and between CEI and AutoTrader.com., Inc.

3.	Cross-License Agreement dated as June 14, 2012, by and between ATG, CDX and Manheim, Inc.

4.	Agreement and Consent dated as of June 14, 2012, by and among ATG, Manheim ATC, and the other parties thereto.

5.	Amended and Restated Stockholders Agreement of ATG dated as of June 15, 2010, as amended, by and between ATG, Manheim ATC, and the other parties thereto.

6.	Manheim Director Nomination Agreement dated as of June 14, 2012, by and between ATG and Manheim ATC.

7.	Registration Rights Agreement dated as of June 14, 2012, by and between ATG, Manheim ATC and the other parties thereto.

3930480

Exhibit 3.1

Cross-License Agreement

Please see attached.

3930480

Exhibit 3(c)

AMENDMENT TO INTERCOMPANY SERVICES AGREEMENT

This Amendment to Intercompany Services Agreement (this “Amendment”), effective as of this 14th day of June, 2012 (the “First Amendment Effective Date”), by and between Cox Enterprises, Inc., a Delaware corporation (“CEI”), and AutoTrader.com, Inc., a Delaware corporation (“ATC”), hereby amends that Intercompany Services Agreement dated as of May 4, 2010, by and between CEI and ATC (the “Agreement”).

WHEREAS, CEI and ATC desire to amend the Agreement to amend Section 2.2 of the Agreement to modify the Base Fee CEI charges ATC for the Services.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties to this Amendment, intending legally to be bound, hereby agree as follows:

12. Amendment to Section 1.2. The Agreement is hereby amended such that Section 1.2 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“CEI shall, or shall cause one or more of its affiliates to, provide the services described in Attachment A (the “Service(s)”) in accordance with the terms and conditions of this Agreement. As of the First Amendment Effective Date, such Services shall include the categories of Accounting, Corporate Information Systems, Tax, Tax-D&T and DL, Audit, Risk Management, Benefits, Communications, Compensation, Treasury, Fleet, Legal, Human Resources Development, Security, Human Resources Technology Systems, Government Relations, Travel Administration, Telecommunications, Business Development, Supply Chain Services, Human Resources and Real Estate.”

13. Amendments to Attachment A. Attachment A is hereby deleted in its entirety and Attachment A attached hereto shall be inserted in lieu thereof.

14. Amendment to Section 2.1. The Agreement is hereby amended such that Section 2.1 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“2.1 ATC will pay to CEI an aggregate annual base fee of $5.5 million for the Services for the period of January 1, 2012 through December 31, 2012 (the “First Year”), $6 million for the Services for the period of January 1, 2013 through December 31, 2013, $9 million for the Services for the period of January 1, 2014 through December 31, 2014, and $9 million per year for each subsequent calendar year thereafter until the termination or expiration of this Agreement (the foregoing annual fee for each calendar year during the Term is referred to herein as the “Base Fee”). The Base Fee shall be subject to adjustment in accordance with this Section 2 and shall be payable in twelve equal monthly installments for each calendar year during the Term; provided, that, the parties acknowledge and agree that ATC has paid CEI $1 million as of the First Amendment Effective Date, and that the remaining $4.5 million of the Base Fee for the First Year shall be payable in six (6) monthly installments of $750,000 each, commencing on July 1, 2012.”

15. Amendment to Section 2.2(a); Deletion of References to Discounted Allocation.

(a) The Agreement is hereby amended such that clause (a) of Section 2.2 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“(a) an internal cost allocation (“Allocation”), and both ATC and CEI acknowledge and agree that the Base Fee for the First Year reflects such Allocation; and”

(b) The Agreement is hereby amended such that each reference to “Discounted Allocation” therein is hereby deleted in its entirety and the word “Allocation” shall be inserted in lieu thereof.

16. Amendment to Section 2.7. The third sentence of Section 2.7 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“Past-due amounts shall accrue interest, which ATC shall be responsible for paying, at a rate equal to the rate of interest for Cash Advances prescribed in the Cash Management Agreement.”

17. Amendment to Section 2.8. Section 2.8 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“Notwithstanding anything in this Section 2 to the contrary, CEI covenants that the methodology for the invoicing, payment and True-Up processes and procedures to be followed shall be consistent (a) with CEI’s past practices of making payments for or allocating expenses in respect of Services for ATC and (b) across other CEI-owned or controlled business units.”

18. Amendment to Section 3.5. The second sentence of Section 3.5 is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“During such period, ATC shall pay to CEI its Actual Costs to provide such Services.”

19. Effectiveness of Amendment. This Amendment is hereby effective as of the First Amendment Effective Date.

20. Miscellaneous. Except as herein modified, all terms and conditions of the Agreement remain in full force and effect. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement. In the event of any conflict between the terms and conditions of this Amendment and the Agreement, this Amendment shall control. This Amendment may be signed in counterparts with the same effect as if the signature on each such counterpart were upon the same instrument, and a facsimile or e-mail transmission shall be deemed to be an original signature.

3947268

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3947268

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

AUTOTRADER.COM, INC.

By:	/s/ Charles N. Bowen
	Name:	Charles N. Bowen
	Title:	Secretary

COX ENTERPRISES, INC.

By:	/s/ Charles N. Bowen
	Name:	Charles N. Bowen
	Title:	Assistant Secretary

3947268

[Signature Page to Amendment to Intercompany Services Agreement]

ATTACHMENT A

Attachment A to

Intercompany Services

Agreement ,

AutoTrader.com, Inc. (ATC)

and Cox Enterprises, Inc.

(CEI)

Categories	Services (does not include outside vendor services, which are billed as part of the direct cost allocation)
Accounting	Accounting services including support for benefit plans, insurance programs, cash management, intercompany allocations, payroll banking/reconciliations, and A/P support.
Corporate Information Systems (CIS)	Technology support including CEI-related hardware and software, data center, network management and security management services.
Tax	Tax services including handling the preparation and filing of federal, state, local and foreign tax returns, estimated tax payments, quarterly tax provisions and tax planning.
Tax-D&T and DL	Includes ATC allocated share of tax planning and compliance services provided by Deloitte & Touche, Dow Lohnes and/or other providers.
Audit	Internal audit services including auditing, oversight, and special projects as requested.
Risk Management	Risk management services including management of claims activity, workers compensation oversight, and coordination and negotiation of insurance policies and premiums with insurance and reinsurance providers.
Benefits	Employee benefits services including development and management of retirement and health & welfare plans and programs for active and retired employees, providing help desk support, coordination of benefit plan administration with third party administrators and actuaries, administering compliance with statutory reporting obligations, and design of benefits related communications.
Communications	Corporate communications services including internal and external public affairs, public communications, and employee communications.
Compensation	Compensation services including development and administration of employee compensation plans and programs, including long-term incentive plans, design and administration of compensation studies and surveys, and design of compensation related communications.
Treasury	Financial oversight including day-to-day cash management activities, intercompany balances, short and long-term financing activities, banking relations, pension plan and investment advisory selection and oversight.
Fleet	Fleet services including administration of business vehicle fleet and company-sponsored executive automobile leasing.
Legal	Legal and corporate secretarial advice, support and administration including corporate governance, maintenance of books and records, contract management, coordination with outside counsel, and litigation management.

3947268

[Signature Page to Amendment to Intercompany Services Agreement]

Human Resource Development	Development services including delivery of CEI-sponsored employee training and development programs, and facilitation of employee performance issues.
Security	Security services including investigations, executive security oversight, and facilities security infrastructure.
Human Resource Technology Systems (HRTS)	HRTS services including support of systems for all HR, payroll and benefits activities and centralized payroll and tax services, including Help Desk support.
Government Relations	Government relations services including advice on federal, state and local government issues affecting ATC’s business and services.
Travel Administration	Travel services including administration of internal travel reservation support, pricing and service negotiations with travel-related vendors (e.g. airline, hotel, rental car), employee AMEX card program, and support for logistics related to company-sponsored meeting facilities at CEI headquarters building.
Telecommunications	Telecommunications support services including negotiation and administration of wireline, wireless telecom carrier contracts and support, and internal support of telecom infrastructure.
Business Development	Business development advice and support, including M&A transactional support and business portfolio strategic planning.
Supply Chain Services	Supply chain services including vendor management (contract negotiation and management), purchasing card administration, and energy management.
Human Resources	Human resources services including development, management and administration of employee programs, and management advice and oversight
Real Estate	Real estate support including lease negotiations, real estate acquisition and disposition, and construction management.

3947268

Execution Version

Exhibit 3(d)

AMENDMENT TO CASH MANAGEMENT AGREEMENT

This Amendment to Cash Management Agreement (this “Amendment”), effective as of this 14th day of June, 2012 (the “Effective Date”), by and between Cox Enterprises, Inc., a Delaware corporation (“CEI”), and AutoTrader.com, Inc., a Delaware corporation (the “Company”), hereby amends that Cash Management Agreement dated as of May 4, 2010, by and between CEI and Company (the “Agreement”).

WHEREAS, CEI and Company desire to amend the Agreement to provide for up to a 180-day transition period in the event either party terminates the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties to this Amendment, intending legally to be bound, hereby agree as follows:

21. Transition Period. The Agreement is hereby amended such that the following sentences shall be inserted at the end of Section 15:

“In the event this Agreement terminates pursuant to this Section 15, CEI shall, and shall cause its Affiliates to, continue to provide to the Company and its subsidiaries, for a period specified in writing by the Company of no less than sixty (60) days nor more than one hundred eighty (180) days (or any such shorter period as the Company may subsequently designate upon 60 days’ prior written notice) following the termination date, (i) the services provided to the Company and its subsidiaries under this Agreement during the one hundred eighty (180) day period immediately preceding the termination date and (ii) such additional services as may be reasonably necessary to migrate responsibility for such services to the Company or its designee, in each case to the extent that CEI and its Affiliates have the right to do so without obtaining the consent of any third party (e.g., a software licensor) (with CEI agreeing to use its commercially reasonable efforts, at the cost and expense of the Company, to obtain any such consent). During such period, the Company shall pay to CEI its actual costs and expenses to provide such services. Notwithstanding the foregoing, in providing the services described in this Section 15, CEI shall not be required to disclose to any third party any confidential information of CEI, except as may be required by law, rule or regulation.”

22. Effectiveness of Amendment. This Amendment is hereby effective as of the Effective Date.

23. Miscellaneous. Except as herein modified, all terms and conditions of the Agreement remain in full force and effect. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement. In the event of any conflict between the terms and conditions of this Amendment and the Agreement, this Amendment shall control. This Amendment may be signed in counterparts with the same effect as if the signature on each such counterpart were upon the same instrument, and a facsimile or e-mail transmission shall be deemed to be an original signature. From and after the Effective Date, all references to this “Agreement” or the Agreement, whether in the Agreement or otherwise, shall mean the Agreement as amended and modified by this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3955749-1

Execution Version

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

AUTOTRADER.COM, INC.

By:	/s/ Charles N. Bowen
	Name:	Charles N. Bowen
	Title:	Secretary

COX ENTERPRISES, INC.

By:	/s/ Charles N. Bowen
	Name:	Charles N. Bowen
	Title:	Assistant Secretary

Execution Version

Exhibit 3(e)-1

DIRECTOR NOMINATION AGREEMENT OF

AUTOTRADER GROUP, INC.

By and Between

AUTOTRADER GROUP, INC.,

and

MANHEIM ATC, INC.

June 14, 2012

3947268

Execution Version

DIRECTOR NOMINATION AGREEMENT OF AUTOTRADER GROUP, INC.

THIS DIRECTOR NOMINATION AGREEMENT OF AUTOTRADER GROUP, INC. is made and entered into as of June 14, 2012 and is made effective as of the ATG IPO Effective Date (as defined below), by and between AutoTrader Group, Inc., a Delaware corporation (the “Company”), and Manheim ATC, Inc., a Delaware corporation (“Manheim”).

RECITALS

WHEREAS, the Company and Manheim desire to set forth their mutual agreement regarding certain corporate governance matters relating to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties to this Agreement, intending legally to be bound, hereby agree as follows:

ARTICLE VI

DEFINITIONS

6.1 Definitions.

The following terms used in this Agreement shall have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement, as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“ATC” means AutoTrader.com, Inc., a Delaware corporation.

“ATG Initial Public Offering” means the initial firm commitment underwritten public offering of shares of ATG’s common stock by means of a registration statement on Form S-1 (or any successor form) filed by ATG (or its successor) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which offering does not exclusively relate to the securities under an employee stock option, bonus or other compensation plan.

“ATG IPO Effective Date” means the closing date of the ATG Initial Public Offering.

“Board” means the Board of Directors of the Company.

3947268

“Bylaws” means the Bylaws of the Company, as the same may be amended from time to time.

“CEI Related Party” means the lineal descendants of Governor James M. Cox (including adopted children), and the estates, executors and administrators of the above-described individuals, any private foundation or other charitable entity of which the above-described individuals constitute a majority of the trustees, directors or managers, and any corporation, partnership, limited liability company, trust or other entity in which the above-described individuals and the estates, executors and administrators, and lineal descendants of the above-named individuals in the aggregate have a direct or indirect beneficial or voting interest of greater than 50%.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.001 per share.

“Class A Shares” means the shares of Class A Common Stock held by a Class A Stockholder.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $0.001 per share.

“Class B Shares” means the shares of Class B Common Stock held by a Class B Stockholder.

“Company” has the meaning set forth in the Preamble.

“DGCL” means the Delaware General Corporation Law.

“Director” means a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Agency” means any agency, department or subdivision of the United States federal government or any state or local government.

“Manheim” has the meaning set forth in the Preamble.

“Manheim Directors” has the meaning set forth in Section 2.1.

“Merger” means the merger of Merger Sub with and into ATC, with ATC as the surviving entity of such merger pursuant to the Agreement and Plan of Merger dated June 14, 2012, by and among the Company, ATC, and Merger Sub.

“Merger Sub” means AutoTrader Merger Sub, Inc., a Delaware corporation.

“Outstanding Shares” means the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following the effective time of the Merger, as such shares shall be adjusted from time to time to take into account any stock dividend, stock

3947268

split, reverse stock split, or combination of shares, or any non-dilutive recapitalization, reorganization or similar event, but not other issuances of equity (including, without limitation, upon exercise of options or similar rights to acquire Shares or exchange securities for Shares), occurring after the date hereof which affect the number of shares of Class A Common Stock and Class B Common Stock outstanding.

“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, cooperative, association, Governmental Agency or other entity, or a division or subdivision of any of the foregoing, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

“Providence” means collectively, Providence Equity Partners VI, L.P. and PEP VI-A Auto Trader AIV L.P., each a Delaware limited partnership.

“Rule 10A-3” means Rule 10A-3 promulgated under the Exchange Act, as such rule may be amended from time to time.

“Sale” means the sale, exchange, transfer, pledge, hypothecation, assignment or disposal of any Shares.

“SEC” means the U.S. Securities and Exchange Commission.

“Shares” means the Class A Shares and the Class B Shares, collectively.

“Subsidiary” means, with respect to the Company, any other Person of which (i) more than fifty percent (50%) of the outstanding voting securities and other equity interests therein are directly or indirectly owned by the Company or any of its Subsidiaries or (ii) the Company or any of its Subsidiaries is a general partner.

ARTICLE VII

BOARD OF DIRECTORS

7.1 Number of Directors.

(a) From and after the ATG IPO Effective Date, the Company shall nominate (or shall cause the nomination of) seven (7) individuals designated by Manheim to stand for election as Directors (the “Manheim Directors”) at each annual or special meeting of stockholders at which Directors are to be elected, and the Company shall cause the Board to be, and the Board shall be, initially composed of up to thirteen (13) Directors.

(b) Subject to any limitations on the size of the Board in the Bylaws, the size of the Board may be increased or decreased at any time by a majority vote of the Board; provided, however, that (i) no such action may eliminate the right of Manheim hereunder to nominate the number of Directors Manheim is entitled to nominate pursuant to this Agreement and (ii) in connection with any change that results in the size of the Board exceeding thirteen (13) Directors, Manheim shall be entitled to designate individuals to stand for election as additional Directors, if necessary, to maintain at least the proportionate representation on the Board as specified in the first sentence of this Section 2.1 (rounded up to the nearest whole Director).

3947268

(c) Notwithstanding any other provision of this Agreement, the number of Manheim Directors shall be reduced by seven (7) from and after the time Manheim and its Affiliates consummate one or more Sales and immediately thereafter, Manheim, the CEI Related Parties and their respective Affiliates, in the aggregate, are the beneficial owner (as defined for purposes of Rule 13d-3 under the Exchange Act) of a number of Shares equal to less than ten percent (10%) of the total number of Outstanding Shares.

(d) The Company shall establish (and shall cause to be established), and the Board shall establish, an Executive Committee composed of three (3) Directors at least two (2) of whom shall be Manheim Directors (so long as Manheim is then entitled to nominate at least one (1) Director consistent with the provisions of this Section 2.1).

(e) The Board may also establish additional committees for such purposes as it shall determine, and Manheim shall be entitled to have representation on each such committee (so long as Manheim is then entitled to nominate Directors consistent with the provisions of this Section 2.1). The governing body (or any committee thereof) of any Subsidiary shall have at least two (2) members designated by Manheim.

(f) The Company shall take (and shall cause the taking), the Board (as it exists immediately prior to the effectiveness of this Agreement) shall take, and Manheim shall take, all action necessary or advisable as may be required under the DGCL and the Bylaws to effectuate the provisions of this Section 2.1 as promptly and practicable after the date hereof.

7.2 Resignation. Any Manheim Director of the Company may resign at any time by giving written notice to the Secretary of the Company. The resignation of any Director shall take effect upon the giving of such notice or at such later time as shall be specified in the notice, and the acceptance of the resignation by the Company or the remaining Directors shall not be necessary to make such resignation effective.

7.3 Removal. The removal of any Manheim Director (including, without limitation, for cause) shall not prejudice or otherwise adversely affect the right of Manheim to nominate pursuant to this Agreement a substitute Director to fill the vacancy created by such removal. Any Manheim Director previously removed for cause shall not be eligible thereafter to serve as a Director of the Company.

7.4 Vacancies. The Company agrees that any vacancy occurring for any reason in the number of Manheim Directors of the Board shall be filled pursuant to the following procedures:

(a) if a vacancy occurs as a result of the death, disability, resignation or removal of a Manheim Director, Manheim shall designate an individual, which the Company shall nominate to stand for election as a replacement Director (so long as Manheim is then entitled to nominate another Manheim Director consistent with the provisions of Section 2.1); and

7947268

(b) if any vacancy occurs as a result of a change in the size of the Board, to the extent Manheim is entitled to nominate a Director to fill such vacancy pursuant to clause (ii) of the proviso in Section 2.1, Manheim shall designate an individual to be nominated by the Company to stand for election as a Director to fill such vacancy (so long as Manheim is then entitled to designate and nominate another Director consistent with the provisions of Section 2.1).

7.5 Director Fees and Expense Reimbursement. The Company agrees that the Manheim Directors shall be entitled to (a) director fees and other compensation to the same extent as other non-employee directors shall be entitled; (provided that, if none of the Directors designated by any other stockholders of the Company receive any such fees and other compensation, then the Manheim Directors shall not receive such fees and other compensation) and (b) reimbursement by the Company for their out-of-pocket expenditures incurred in connection with attending meetings of the Board or any committee thereof.

ARTICLE VIII

MISCELLANEOUS

8.1 Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure only to the benefit of and be enforceable against the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations under this Agreement. Except as set forth in Section 2.5, nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement. Without limitation of the foregoing, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any stockholder of the Company who is not a party to this Agreement.

8.2 Amendment. This Agreement may not be amended, except by an instrument in writing executed by each of the parties hereto.

8.3 Use of Language. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words used in this Agreement in the singular shall be held and construed to include the plural and vice versa, unless the context otherwise requires. When used in this Agreement, “or” shall mean “and/or,” unless the context otherwise requires.

8.4 Governing Law. The parties (a) hereby irrevocably submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any collateral document or the subject matter hereof or thereof, (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution therein, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or any collateral document or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby waive and agree not to seek any review by any court of any other jurisdiction which may be called upon to grant enforcement of the judgment of any such Delaware state or federal court.

3947268

THIS AGREEMENT (AND ALL CLAIMS, CONTROVERSIES OR CAUSES OF ACTION ARISING HEREUNDER, IN CONNECTION HEREWITH, OR RELATING HERETO, WHETHER IN CONTRACT, TORT OR OTHERWISE) IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

8.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered by hand, by telecopier device (with receipt confirmed) or by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

AutoTrader Group, Inc.

3003 Summit Boulevard

Suite 200

Atlanta, Georgia 30319

Attention: Victor A. Perry, III

Telecopier: (404) 843-5755

with copies (which shall not constitute notice) to:

AutoTrader Group, Inc.

3003 Summit Boulevard

Suite 200

Atlanta, Georgia 30319

Attention: Peter C. Cassat, Esq.

If to Manheim to:

Manheim ATC, Inc.

6205 Peachtree Dunwoody Road

Atlanta, Georgia 30328

Attention: Sanford H. Schwartz

Telecopier:

with copies (which shall not constitute notice) to:

Dow Lohnes PLLC

1200 New Hampshire Avenue, Suite 800

Washington, DC 20036

Facsimile: (202) 776-2222

Attention: John T. Byrnes, Esq.

7947268

8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Signatures delivered by facsimile or “pdf” shall be deemed original signatures for all purposes hereunder.

8.8 Headings. The Section headings used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

8.9 No Waiver, Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

8.10 Specific Performance. Each party hereto acknowledges that the remedies at law of the other party for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security or proving actual damages, and in addition to all other remedies that may be available, shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

8.11 Entire Agreement. This Agreement, including the Exhibits hereto, represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3947268

Execution Version

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AUTOTRADER GROUP, INC.

By:	/s/ Charles N. Bowen
	Name:	Charles N. Bowen
	Title:	Secretary

MANHEIM ATC, INC.

By:	/s/ Charles N. Bowen
	Name:	Charles N. Bowen
	Title:	Assistant Secretary

3947268

Execution Version

Exhibit 3(e)-2

DIRECTOR NOMINATION AGREEMENT

OF AUTOTRADER GROUP, INC.

By and Between

AUTOTRADER GROUP, INC.,

PROVIDENCE EQUITY PARTNERS VI, L.P.,

and

PEP VI-A AUTO TRADER AIV L.P.

June 14, 2012

3947268

Execution Version

DIRECTOR NOMINATION AGREEMENT

OF AUTOTRADER GROUP, INC.

THIS DIRECTOR NOMINATION AGREEMENT OF AUTOTRADER GROUP, INC. is made and entered into as of June 14, 2012 and is made effective as of the ATG IPO Effective Date (as defined below), by and between AutoTrader Group, Inc., a Delaware corporation (the “Company”), and Providence Equity Partners VI, L.P. and PEP VI-A Auto Trader AIV L.P., each a Delaware limited partnership (collectively, “Providence”).

RECITALS

WHEREAS, the Company and Providence desire to set forth their mutual agreement regarding certain corporate governance matters relating to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties to this Agreement, intending legally to be bound, hereby agree as follows:

ARTICLE IX

DEFINITIONS

9.1 Definitions.

The following terms used in this Agreement shall have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement, as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“ATC” means AutoTrader.com, Inc., a Delaware corporation.

“ATG Initial Public Offering” means the initial firm commitment underwritten public offering of shares of ATG’s common stock by means of a registration statement on Form S-1 (or any successor form) filed by ATG (or its successor) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which offering does not exclusively relate to the securities under an employee stock option, bonus or other compensation plan.

“ATG IPO Effective Date” means the closing date of the ATG Initial Public Offering.

3947268

“Board” means the Board of Directors of the Company.

“Bylaws” means the Bylaws of the Company, as the same may be amended from time to time.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.001 per share.

“Class A Shares” means the shares of Class A Common Stock held by a Class A Stockholder.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $0.001 per share.

“Class B Shares” means the shares of Class B Common Stock held by a Class B Stockholder.

“Company” has the meaning set forth in the Preamble.

“DGCL” means the Delaware General Corporation Law.

“Director” means a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Agency” means any agency, department or subdivision of the United States federal government or any state or local government.

“Merger” means the merger of Merger Sub with and into ATC, with ATC as the surviving entity of such merger pursuant to the Agreement and Plan of Merger dated June 14, 2012, by and among the Company, ATC, and Merger Sub.

“Merger Sub” means AutoTrader Merger Sub, Inc., a Delaware corporation.

“Outstanding Shares” means the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following the effective time of the Merger, as such shares shall be adjusted from time to time to take into account any stock dividend, stock split, reverse stock split, or combination of shares, or any non-dilutive recapitalization, reorganization or similar event, but not other issuances of equity (including, without limitation, upon exercise of options or similar rights to acquire Shares or exchange securities for Shares), occurring after the date hereof which affect the number of shares of Class A Common Stock and Class B Common Stock outstanding.

“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, cooperative, association, Governmental Agency or other entity, or a division or subdivision of any of the foregoing, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

3947268

“Providence” has the meaning set forth in the Preamble.

“Providence Directors” has the meaning set forth in Section 2.1.

“Rule 10A-3” means Rule 10A-3 promulgated under the Exchange Act, as such rule may be amended from time to time.

“Sale” means the sale, exchange, transfer, pledge, hypothecation, assignment or disposal of any Shares.

“SEC” means the U.S. Securities and Exchange Commission.

“Shares” means the Class A Shares and the Class B Shares, collectively.

“Subsidiary” means, with respect to the Company, any other Person of which (i) more than fifty percent (50%) of the outstanding voting securities and other equity interests therein are directly or indirectly owned by the Company or any of its Subsidiaries or (ii) the Company or any of its Subsidiaries is a general partner.

ARTICLE X

BOARD OF DIRECTORS

10.1 Number of Directors.

(a) From and after the ATG IPO Effective Date, the Company shall nominate (or shall cause the nomination of) two (2) individuals designated by Providence to stand for election as Directors (the “Providence Directors”) at each annual or special meeting of stockholders at which Directors are to be elected, and the Company shall cause the Board to be, and the Board shall be, initially composed of up to thirteen (13) Directors.

(b) Subject to any limitations on the size of the Board in the Bylaws, the size of the Board may be increased or decreased at any time by a majority vote of the Board; provided, however, that (i) no such action may eliminate the right of Providence hereunder to nominate the number of Directors Providence is entitled to nominate pursuant to this Agreement and (ii) in connection with any change that results in the size of the Board exceeding thirteen (13) Directors, Providence shall be entitled to designate individuals to stand for election as additional Directors, if necessary, to maintain at least the proportionate representation on the Board as specified in the first sentence of this Section 2.1 (rounded up to the nearest whole Director).

(c) Notwithstanding any other provision of this Agreement, the following shall apply: (A) the number of Providence Directors shall be reduced (x) by one (1) from and after the time Providence and its Affiliates consummate one or more Sales and, immediately thereafter, Providence and its Affiliates, in the aggregate, are the beneficial owner (as defined for purposes of Rule 13d-3 under the Exchange Act) of a number of Shares equal to less than ten percent (10%), but greater than or equal to five percent (5%), of the total number of Outstanding Shares and (y) by two (2) from and after the time Providence and its Affiliates consummate one or more Sales and immediately thereafter, Providence and its Affiliates, in the aggregate, are the beneficial owner (as defined for purposes of Rule 13d-3 under the Exchange Act) of a number of Shares equal to less than five percent (5%) of the total number of Outstanding Shares.

3947268

(d) The Company shall establish (and shall cause to be established), and the Board shall establish, an Executive Committee composed of three (3) Directors and a Related Party Committee, initially composed of two (2) Directors, in each case, at least one (1) of whom shall be a Providence Director (so long as Providence is then entitled to nominate at least one (1) Director consistent with the provisions of this Section 2.1).

(e) The Board may also establish additional committees for such purposes as it shall determine, and Providence shall be entitled to have representation on each such committee (so long as Providence is then entitled to nominate at least one (1) Director consistent with the provisions of this Section 2.1). The governing body (or any committee thereof) of any Subsidiary shall have at least one member designated by Providence.

(f) The Company shall take (and shall cause the taking), the Board (as it exists immediately prior to the effectiveness of this Agreement) shall take, and Providence shall take, all action necessary or advisable as may be required under the DGCL and the Bylaws to effectuate the provisions of this Section 2.1 as promptly and practicable after the date hereof.

10.2 Resignation. Any Providence Director of the Company may resign at any time by giving written notice to the Secretary of the Company. The resignation of any Providence Director shall take effect upon the giving of such notice or at such later time as shall be specified in the notice, and the acceptance of the resignation by the Company or the remaining Directors shall not be necessary to make such resignation effective.

10.3 Removal. The removal of any Providence Director (including, without limitation, for cause) shall not prejudice or otherwise adversely affect the right of Providence to nominate pursuant to this Agreement a substitute Director to fill the vacancy created by such removal. Any Providence Director previously removed for cause shall not be eligible thereafter to serve as a Director of the Company.

10.4 Vacancies. The Company agrees that any vacancy occurring for any reason in the number of Providence Directors of the Board shall be filled pursuant to the following procedures:

(a) if a vacancy occurs as a result of the death, disability, resignation or removal of a Providence Director, Providence shall designate an individual, which the Company shall nominate to stand for election as a replacement Director (so long as Providence is then entitled to nominate another Providence Director consistent with the provisions of Section 2.1); and

(b) if any vacancy occurs as a result of a change in the size of the Board, to the extent Providence is entitled to nominate a director to fill such vacancy pursuant to clause (ii) of the proviso in Section 2.1, Providence shall designate an individual to be nominated by the Company to stand for election as a Director to fill such vacancy (so long as Providence is then entitled to designate and nominate another Director consistent with the provisions of Section 2.1).

3947268

10.5 Director Fees and Expense Reimbursement. The Company agrees that the Providence Directors shall be entitled to (a) director fees and other compensation to the same extent as other non-employee directors shall be entitled (provided that, if none of the Directors designated by any other stockholders of the Company receive any such fees and other compensation, then the Providence Directors shall not receive such fees and other compensation) and (b) reimbursement by the Company for their out-of-pocket expenditures incurred in connection with attending meetings of the Board or any committee thereof.

ARTICLE XI

MISCELLANEOUS

11.1 Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure only to the benefit of and be enforceable against the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations under this Agreement. Except as set forth in Section 2.5, nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement. Without limitation of the foregoing, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any stockholder of the Company who is not a party to this Agreement.

11.2 Amendment. This Agreement may not be amended, except by an instrument in writing executed by each of the parties hereto.

11.3 Use of Language. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words used in this Agreement in the singular shall be held and construed to include the plural and vice versa, unless the context otherwise requires. When used in this Agreement, “or” shall mean “and/or,” unless the context otherwise requires.

11.4 Governing Law. The parties (a) hereby irrevocably submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any collateral document or the subject matter hereof or thereof (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution therein, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or any collateral document or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby waive and agree not to seek any review by any court of any other jurisdiction which may be called upon to grant enforcement of the judgment of any such Delaware state or federal court.

THIS AGREEMENT (AND ALL CLAIMS, CONTROVERSIES OR CAUSES OF ACTION ARISING HEREUNDER, IN CONNECTION HEREWITH, OR RELATING HERETO, WHETHER IN CONTRACT, TORT OR OTHERWISE) IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

3947268

11.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered by hand, by telecopier device (with receipt confirmed) or by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

AutoTrader Group, Inc.

3003 Summit Boulevard

Suite 200

Atlanta, Georgia 30319

Attention: Victor A. Perry, III

Telecopier: (404) 843-5755

with copies (which shall not constitute notice) to:

AutoTrader Group, Inc.

3003 Summit Boulevard

Suite 200

Atlanta, Georgia 30319

Attention: Peter C. Cassat, Esq.

Telecopier: (404) 568-2094

If to Providence to:

Providence Equity Partners VI, L.P.

PEP VI-A Auto Trader AIV L.P.

c/o Providence Equity Partners Inc.

50 Kennedy Plaza, 18th Floor

Providence, Rhode Island 02903

Facsimile: (401)751-1790

Attention: Michael J. Dominguez and Albert J. Dobron

with copies (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Facsimile: (617) 772-8333

Attention: Kevin J. Sullivan

11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to

3947268

modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Signatures delivered by facsimile or “pdf” shall be deemed original signatures for all purposes hereunder.

11.8 Headings. The Section headings used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

11.9 No Waiver, Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

11.10 Specific Performance. Each party hereto acknowledges that the remedies at law of the other party for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security or proving actual damages, and in addition to all other remedies that may be available, shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

11.11 Entire Agreement. This Agreement, including the Exhibits hereto, represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3947268

Execution Version

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AUTOTRADER GROUP, INC.

By:	/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Secretary

PROVIDENCE EQUITY PARTNERS VI L.P.

By: Providence Equity GP VI L.P., its sole general partner

By: Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Michael J. Dominguez
Name:	Michael J. Dominguez
Title:	Managing Director

PEP VI-A AUTO TRADER AIV L.P.

By: PEP VI-A Auto Trader AIV GP LLC, its general partner

By:	/s/ Michael J. Dominguez
Name:	Michael J. Dominguez
Title:	Managing Director

3947268

Exhibit 3(f)

FORM OF

REGISTRATION RIGHTS AGREEMENT

By and Among

AUTOTRADER GROUP, INC.,

MANHEIM ATC, INC.,

PROVIDENCE EQUITY PARTNERS VI, L.P.

PROVIDENCE EQUITY PARTNERS VI-A, L.P.,

and

THE OTHER STOCKHOLDERS PARTY HERETO

[DATE]

3947268

3947268

-i-

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into effective as of [            ], by and among AutoTrader Group, Inc., a Delaware corporation (the “Company”), Manheim ATC, Inc., a Delaware corporation (“Manheim”), Providence Equity Partners VI, L.P. and Providence Equity Partners VI-A, L.P., each a Delaware limited partnership (collectively, “Providence”), and the other Stockholders (as defined herein) that have signed a counterpart to this Agreement (each, an “Other Party Stockholder” and, collectively, the “Other Party Stockholders”). Each of Manheim, Providence, the Other Party Stockholders and any other Person who is or becomes a Stockholder and who signs a Joinder in accordance with the terms of this Agreement is individually referred to herein as a “Specified Stockholder” and, collectively, as the “Specified Stockholders”.

RECITALS

WHEREAS, the Company, the Specified Stockholders and certain of the Company’s other stockholders were party to the Amended and Restated Stockholders Agreement dated as of June 15, 2010, as amended by First Amendment to Amended and Restated Stockholders Agreement of the Corporation dated as of October 14, 2010, and Second Amendment to Amended and Restated Stockholders Agreement of the Corporation dated as of June 14, 2012 (collectively, the “Stockholders Agreement”);

WHEREAS, the Company has completed an Initial Public Offering (as defined below);

WHEREAS, the Stockholders Agreement terminated in accordance with its terms upon consummation of the Initial Public Offering; and

WHEREAS, the Stockholders Agreement contemplated that this Agreement would be entered into upon consummation of an Initial Public Offering.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE XII

DEFINITIONS

12.1 Definitions. The following terms used in this Agreement shall have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning given to it in the preamble hereof.

3947268

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the Company’s Class A Common Stock, par value $0.001 per share and Class B Common Stock, par value $0.001 per share.

“Company” shall have the meaning given to it in the preamble hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Initial Public Offering” means an initial firm commitment underwritten public offering of Common Stock by means of a registration statement on Form S-1 (or any successor form) filed by the Company (or its successor) with the Commission under the Securities Act, which offering does not exclusively relate to the securities under an employee stock option, bonus or other compensation plan.

“Initiating Stockholders” has the meaning given to it in Section 2.1(a).

“Joinder” means a joinder agreement in the form of Exhibit A.

“KPCB” means KPCB Holdings, Inc., a California corporation.

“Manheim” shall have the meaning given to it in the preamble hereof.

“Other Party Stockholders” shall have the meaning given to it in the preamble hereof.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other entity or governmental authority.

“Providence” shall have the meaning given to it in the preamble hereof.

“Registrable Securities” means issued shares of Common Stock and shares of Common Stock issuable upon (a) the conversion of shares of the Company’s Class C Common Stock, par value $0.001 per share, (b) the conversion of shares of convertible preferred stock of the Company, if any, and (c) the conversion or exercise of any warrant, right or other convertible security issued by the Company, (d) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clauses (a), (b), (c) and this clause (d), but, notwithstanding the foregoing, “Registrable Securities” shall exclude shares of Common Stock issued or issuable upon the conversion of shares of the Company’s Class B Common Stock, par value $0.001 per share. Notwithstanding the foregoing, securities shall only be treated as Registrable Securities if and so long as (x) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or are available for sale and can be sold (whether or not sold) without limitation or restriction pursuant to Rule 144 and (y) the registration rights with respect to shares of Common Stock have not terminated pursuant to Section 2.8.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” mean all expenses other than Selling Expenses incurred by the Company in complying with Section 2.1, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, the reasonable fees and disbursements for one special counsel acting on behalf of all of the Specified Stockholders (which counsel shall be selected by the Specified Stockholders holding a majority of the number of shares of Registrable Securities to be included in the registration to which the Registration Expenses relate) (the “Designated Counsel”), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Registrable Securities registered by a Specified Stockholder and all fees and disbursements of counsel for such Specified Stockholder, other than the reasonable fees and disbursements for the Designated Counsel.

“Specified Stockholders” shall have the meaning given to it in the preamble hereof.

“Specified Stockholder Allocation” shall have the meaning given to it in Section 2.1(d)(i)(2).

“Stockholder” means each record holder of Registrable Securities or securities convertible into or exercisable for Registrable Securities, in each case immediately prior to consummation of the Initial Public Offering, and such Person’s successors in interest.

“Stockholders Agreement” shall have the meaning given to it in the recitals hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

“Rule 145” means Rule 145 promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Violations” shall have the meaning given to it in Section 2.6(a).

ARTICLE XIII

REGISTRATIONS

13.1 Rights and Procedures.

(a) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Specified Stockholder(s) (the “Initiating Stockholders”) to file a registration statement on Form S-3 with respect to outstanding Registrable Securities of such Stockholder(s) having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give notice pursuant to Section 2.1(b); and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Stockholders, file a registration statement on Form S-3 under the Securities Act covering all Registrable Securities requested to be included in such registration by the Initiating Stockholders and by any other Stockholders, as specified by notice given by each such Stockholder to the Company in accordance with Section 2.1(b), and in each case, subject to the limitations of Section 2.1(d) and Section 2.1(e).

(i) Notwithstanding the foregoing obligations, if the Company furnishes to the Initiating Stockholders requesting a registration pursuant to this Section 2.1(a) a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period.

(ii) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (x) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (y) if the Company has effected two registrations pursuant to Section 2.1(a) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(a)(ii) until such time as the applicable registration statement has been declared effective by the Commission.

(b) Company Registration. If at any time or from time to time, the Company undertakes to register any Registrable Securities in an underwritten public offering for its own account or the account of any other Stockholder, other than pursuant to a registration statement on Forms S-4 or S-8 (or similar or successor forms), a registration relating solely to employee benefit plans, a registration relating to a corporate reorganization or other Rule 145 transaction or a registration on any registration form that does not permit sales by selling stockholders, the Company shall (i) promptly (but not less than fifteen (15) days prior to the proposed filing of the registration statement) give to each Specified Stockholder and each other Stockholder written notice thereof and (ii) use its reasonable best efforts, subject to the terms and provisions hereof, to include in such registration, and in the underwriting involved therein, the number of Registrable Securities specified in a written request by any Specified Stockholder or other Stockholder made within ten (10) days after the date of such written notice from the Company; provided, however, that it is a condition precedent to the exercise of any rights under this Agreement by a Stockholder that is not a Specified Stockholder that such Stockholder shall have executed and delivered to the Company a Joinder. Upon the execution and delivery to the Company of a Joinder by a Stockholder, such Stockholder shall become, and shall be deemed to be, an Other Party Stockholder and a Specified Stockholder for all purposes of this Agreement.

(c) Underwriting.

(i) If, pursuant to Section 2.1(a) the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the notice given pursuant to Section 2.1(a). The managing underwriter in connection with a registration requested pursuant to Section 2.1(a) will be selected by the Company, subject only to the reasonable approval of the Initiating Stockholders. Each Specified Stockholder exercising its rights under Section 2.1(b) (together with the Company) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Initiating Stockholders and such other documents reasonably required under such agreement. Notwithstanding the foregoing, with respect to the underwriting agreement or any other documents reasonably required under such agreement, (i) no Specified Stockholder shall be required to make any representation or warranty with respect to or on behalf of the Company or any other stockholder of the Company and (ii) the liability of each Specified Stockholder shall be limited as provided in Section 2.6(b).

(ii) The managing underwriter in connection with a registration requested pursuant to Section 2.1(b) will be selected by the Company. Each Specified Stockholder exercising its rights under Section 2.1(b) (together with the Company) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and such other documents reasonably required under such agreement. Notwithstanding the foregoing, with respect to the underwriting agreement or any other documents reasonably required under such agreement, (i) no Specified Stockholder shall be required to make any representation or warranty with respect to or on behalf of the Company or any other stockholder of the Company and (ii) the liability of each Specified Stockholder shall be limited as provided in Section 2.6(b).

(d) Limitations.

(i) Notwithstanding any other provision of this Section 2.1, in accordance with any registration pursuant to Section 2.1(b), if the underwriter or managing underwriter, if applicable, advises the Company in writing that, in its good faith determination, marketing factors require a limitation of the number of shares of Registrable Securities to be underwritten, then the Company shall so advise each Specified Stockholder of the number of shares of Registrable Securities that may be included in the underwriting as so advised by the underwriter or managing underwriter, if applicable, and such shares shall be allocated among the Company and all participating Specified Stockholders, if any, as follows:

(1) the Company shall be entitled to include a number of Registrable Securities specified by the Company, not to exceed the maximum number of Registrable Securities to be included in such registration as determined by the underwriter or managing underwriter, if applicable;

(2) the Specified Stockholders shall be entitled to include a number of Registrable Securities, not to exceed the number of Registrable Securities the underwriter or managing underwriter, if applicable, has determined are available for the Specified Stockholders to include in such registration, if any (the “Specified Stockholder Allocation”); provided, however, that if the Specified Stockholder Allocation is less than the aggregate number of Registrable Securities the Specified Stockholders propose to include in such registration, then, each such Specified Stockholder shall be permitted to include in such registration a number of Registrable Securities not to exceed the product of the Specified Stockholder Allocation, multiplied by each participating Specified Stockholder’s proportionate ownership interest in all of the Company’s issued and outstanding Registrable Securities.

(ii) Notwithstanding any other provision of this Section 2.1, in accordance with any registration pursuant to Section 2.1(a), if the underwriter or managing underwriter, if applicable, advises the Company and the Initiating Stockholders in writing that, in its good faith determination, marketing factors require a limitation of the number of shares of Registrable Securities to be underwritten, then the Company and the Initiating Stockholders shall so advise each Specified Stockholder of the number of shares of Registrable Securities that may be included in the underwriting as so advised by the underwriter or managing underwriter, if applicable, and such shares shall be allocated among the Company and all participating Specified Stockholders, if any, as follows: each of the Specified Stockholders may include in such registration a number of Registrable Securities, as specified by such Specified Stockholder, not to exceed the product of the Specified Stockholder Allocation, multiplied by each participating Specified Stockholder’s proportionate ownership interest in all of the Company’s issued and outstanding Registrable Securities; provided, however, that that the number of Registrable Securities held by the Specified Stockholders to be included in such underwriting shall not be reduced unless all other securities that are not held by Specified Stockholders are first entirely excluded from the underwriting.

(iii) No Registrable Securities excluded from the underwriting by reason of the underwriter’s or managing underwriter’s, if applicable, marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter or managing underwriter, if applicable, may round each Specified Stockholder Allocation to the nearest 100 shares.

(e) Right to Withdraw. Any Specified Stockholder shall have the right to withdraw such Specified Stockholder’s request for registration pursuant to Section 2.1(a) or for inclusion of its shares in a registration pursuant to Section 2.1(b) by giving written notice to the Company and the underwriter or managing underwriter, if applicable, of such withdrawal; provided, however, that the Company, in its sole discretion, may ignore a notice of withdrawal made within forty-eight (48) hours of the time the applicable registration statement is to become effective. Notwithstanding anything herein to the contrary, the Company may at any time withdraw or cease proceeding with any registration of its securities.

13.2 Subsequent Registration Right. The Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights superior to the rights granted to the Specified Stockholders without the written consent of each Specified Stockholder holding at least ten percent (10%) of the then issued and outstanding

Registrable Securities. Other than a registration rights agreement substantially similar to this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights on a pari passu basis with the rights granted to the Specified Stockholders hereunder without the written consent of each Specified Stockholder holding at least ten percent (10%) of the then issued and outstanding Registrable Securities.

13.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Section 2.1 shall be paid by the Company. Each Specified Stockholder shall pay the Selling Expenses relating to its Registrable Securities registered pursuant to this Agreement or otherwise incurred by it or in connection therewith.

13.4 Registration Procedures. In the case of each registration undertaken by the Company in connection with which any Specified Stockholder is exercising its rights under Section 2.1, the Company will keep each such Specified Stockholder reasonably informed as to the progress of such registration and shall as expeditiously as possible:

(a) Registration Statement. Prepare and file with the Commission a registration statement use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to each participating Specified Stockholder and, to the extent practicable under the circumstances, provide such Specified Stockholder a reasonable period of time to review and comment upon such documents; and the Company shall consider in good faith any such reasonable changes that such Specified Stockholder may suggest).

(b) Amendments, Supplements and Prospectuses. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the date that all of the securities covered by the registration statement have been distributed in accordance with the terms of the underwriting as described in the prospectus, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period.

(c) Securities Act Compliance. In connection with any filing of any registration statement or prospectus or amendment or supplement thereto, use its reasonable best efforts to cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be responsible for written information furnished expressly for use in connection with such registration by or on behalf of a participating Specified Stockholder.

(d) Copies. Furnish to each participating Specified Stockholder, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such Specified Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities held by such Specified Stockholder.

(e) Qualification. Use its commercially reasonable efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as each participating Specified Stockholder may reasonably request, keep each such registration or qualification effective during the period the associated registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Specified Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Specified Stockholder, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction or (iii) subject itself or any of its Affiliates to taxation in any such jurisdiction in which it is not subject to taxation.

(f) Effectiveness Notice. Promptly notify each participating Specified Stockholder when a registration statement has become effective and when any post-effective amendments become effective.

(g) Prospectus Notice. Promptly notify each participating Specified Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading (other than with respect to written information furnished expressly for use in connection with such registration by or on behalf of a participating Specified Stockholder), and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, provided that no representation, warranty or underwriting is made with respect to written information furnished expressly for use in connection with such registration by or on behalf of a participating Specified Stockholder.

(h) Comment Letters. Furnish counsel for each underwriter and counsel for the Specified Stockholders with copies of any written request by the Commission or any state securities authority for amendments or supplements to a registration statement or prospectus or for additional information generally.

(i) Listing. Use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or if no such securities are then listed, such securities exchange as the Company may select in its sole discretion.

(j) Transfer Agent; CUSIP Number. Provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement.

(k) Underwriting Obligations. Enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the participating Specified Stockholders or the underwriter or managing underwriter, if applicable, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, provided that each participating Specified Stockholder shall also enter into and perform its obligations under such an agreement.

(l) Certificates. Use reasonable best efforts to cooperate with each participating Specified Stockholder and the underwriter or managing underwriter, if applicable, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as such Specified Stockholder or the underwriter or managing underwriter, if applicable, may reasonably request at least three business days prior to any sale of Registrable Securities.

(m) Inspection. Make available for inspection by each participating Specified Stockholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such Specified Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by such Specified Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration and shall be kept strictly confidential by any of the foregoing recipients, except to the extent disclosure of such records, information or documents is required by written order of any governmental authority.

(n) Stop Order. Advise each participating Specified Stockholder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(o) Underwriter Qualification. Cooperate and assist in any filing required to be made with the Financial Industry Regulatory Authority and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the Financial Industry Regulatory Authority).

(p) Opinion, Comfort Letter. At the request of a participating Specified Stockholder, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters and such Specified Stockholder, covering such matters as such underwriters and such Specified Stockholder may reasonably agree upon, including such matters as are customarily furnished in connection with an underwritten offering, and (ii) a letter or letters from the independent certified public accountants of the Company addressed to the underwriters and such Specified Stockholder, covering such matters as such Specified Stockholder and such accountants and underwriters may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are an independent registered public accounting firm.

13.5 Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 with respect to a Specified Stockholder that such Specified Stockholder shall furnish to the Company such information regarding itself and any beneficial owner of Registrable Securities, the Registrable Securities held by it and any beneficial owner as the Company may reasonably request or as shall be required to effect the registration of its Registrable Securities.

13.6 Indemnification.

(a) Company Indemnification. The Company shall indemnify and hold harmless each Specified Stockholder, its Affiliates, officers, directors, stockholders, partners, members and agents, any underwriter for such Specified Stockholder and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following (collectively, “Violations”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, free writing prospectus or final prospectus contained therein or any amendments or supplements thereto or in any document incorporated by reference thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, any other securities law or any rule or regulation promulgated under the Securities Act or any other securities law; and the Company will pay to each such Person, as incurred, any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any such Person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Specified Stockholder.

(b) Specified Stockholder Indemnification. Each Specified Stockholder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Specified Stockholder selling securities in such registration statement and any Person identified in Section 2.6(a) with respect to any such underwriter or other Specified Stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Specified Stockholder expressly for use in connection with such registration; and each such Specified Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Specified Stockholder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Specified Stockholder.

(c) Procedures. Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6 to the extent that such indemnifying party is harmed by the failure of the indemnified party to provide timely notice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 2.6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d) Contribution. If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Specified Stockholder under this Section 2.6(d) exceed the net proceeds from the offering received by such Specified Stockholder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Survival. The obligations of the Company and the Specified Stockholders under this Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement and shall remain in effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

(f) Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the provisions of this Section 2.6, the provisions in the underwriting agreement shall control.

13.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) Public Information. Make and keep public information available, as those terms are understood and defined in Rule 144, at all times when the Company is subject to the reporting requirements of the Exchange Act;

(b) Filing. File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) Rule 144 Statement. So long as a Specified Stockholder holds any Registrable Securities, to furnish to such Specified Stockholder, upon request, a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Specified Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Specified Stockholder to sell any such securities pursuant to Rule 144.

13.8 Termination of Registration Rights. The rights granted pursuant to Section 2.1 shall terminate as to a Specified Stockholder upon the earliest of (a) the date seven (7) years after the effective date of the Initial Public Offering and (b) the date on which such Specified Stockholder holds no Registrable Securities.

13.9 “Market Stand-Off” Agreement. Except in connection with securities of the Company included in a registration in accordance with Section 2.1, and only if all of the officers and directors of the Company and holders of at least two percent (2%) of the Company’s voting securities enter into similar agreements, each Specified Stockholder agrees that it shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any securities of the Company for a period specified by the underwriter or managing underwriter, if applicable, of securities of the Company not to exceed 90 days following the effective date of the registration statement of the Company filed under the Securities Act. Each Specified Stockholder agrees to execute and deliver such agreements as may be reasonably requested by the Company or underwriter or managing underwriter, if applicable, which are consistent with the foregoing or which are necessary to give further effect thereto. If the Company or the underwriter of any public offering of the Company’s securities waives or terminates any standoff or lockup restrictions imposed on any Stockholder, then such waiver or termination shall be granted to all Stockholders subject to standoff or lockup restrictions pro rata based on the number of shares of Common Stock beneficially held by such holder and the Stockholders. The Company may impose stop-transfer instructions with respect to its equity securities subject in accordance with the foregoing restrictions.

ARTICLE XIV

MISCELLANEOUS

14.1 Amendment. This Agreement may not be amended except by the unanimous written consent of the Company and each Specified Stockholder that holds at least ten percent (10%) of the then issued and outstanding Registrable Securities, and such consent shall be sufficient to amend this Agreement with respect to all such parties hereto; provided that, notwithstanding the foregoing, any amendment of this Agreement that would change (or eliminate) a right provided herein to a Specified Stockholder in a manner that is materially adverse to such Specified Stockholder and materially different from the manner in which such specific right is changed (or eliminated) with respect to other Specified Stockholders, must be consented to in writing by such Specified Stockholder.

14.2 Assignment. This Agreement shall be binding upon and inure only to the benefit of and be enforceable against the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement. Without limitation of the foregoing, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any stockholder of the Company who is not a party to this Agreement. No Specified Stockholder may assign its rights or obligations hereunder except in connection with a transfer of its shares of Registrable Securities if (a) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (b) such successor-in-interest agrees to be bound by the provisions of this Agreement and (c) written notice of such assignment is promptly given to the Company. Any assignment inconsistent with this Section 3.2 shall be null and void.

14.3 Use of Language. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words used in this Agreement in the singular shall be held and construed to include the plural and vice versa, unless the context otherwise requires. When used in this Agreement, “or” shall mean “and/or,” unless the context otherwise requires.

14.4 Governing Law. The Stockholders (a) hereby irrevocably submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any collateral document or the subject matter hereof or thereof brought by any Stockholder or their successors or assigns and (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution therein, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or any collateral document or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby waive and agree not to seek any review by any court of any other jurisdiction which may be called upon to grant enforcement of the judgment of any such Delaware state or federal court.

THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

14.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered by hand, by telecopier device (with receipt confirmed) or by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

AutoTrader Group, Inc.

3003 Summit Boulevard

Atlanta, Georgia 30319

Attention: Victor A. Perry, III

Telecopier: (404) 843-5755

with copies (which shall not constitute notice) to:

AutoTrader Group, Inc.

3003 Summit Boulevard

Atlanta, Georgia 30319

Attention:	Peter C. Cassat, Esq.
Telecopier:	404 568-2094
Email:	peter.cassat@autotrader.com

If to Manheim to:

Manheim, Inc.

6205 Peachtree Dunwoody Road

Atlanta, Georgia 30328

Attention:	Sanford H. Schwartz
Telecopier:	678-645-4004
Email:	sandy.schwartz@coxinc.com

with copies (which shall not constitute notice) to: Cox Enterprises, Inc. 6205 Peachtree Dunwoody Road Atlanta, Georgia 30328
Attention:	Shauna Muhl, Esq.
Telecopier:	678-645-1829
Email:	shauna.muhl@coxinc.com

If to Providence to:

Providence Equity Partners VI, L.P.

Providence Equity Partners VI-A, L.P.

c/o Providence Equity Partners Inc.

50 Kennedy Plaza, 18th Floor

Providence, Rhode Island 02903

Facsimile: (401)751-1790

Attention: Michael J. Dominguez and Albert J. Dobron

with copies (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Facsimile: (617) 772-8333

Attention: Kevin J. Sullivan

If to any Other Party Stockholder:

To the address set forth under such Other Party Stockholder’s signature on the signature page hereto or the applicable Joinder.

14.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

14.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Signatures delivered by facsimile shall be deemed original signatures for all purposes hereunder.

14.8 Headings. The Section headings used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

14.9 No Waiver, Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

14.10 Entire Agreement. This Agreement represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein, including the Amended and Restated Registration Rights Agreement of the Company dated as of August 20, 1999 to which KPCB, Manheim, and the Company are party (the “Prior Agreement”). KPCB, Manheim, and the Company agree that the Prior Agreement is hereby terminated and shall have no further force or effect.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

AUTOTRADER GROUP, INC.

By:
Name:	Charles N. Bowen
Title:	Secretary

MANHEIM ATC, INC.

By:
Name:	Charles N. Bowen
Title:	Assistant Secretary

PROVIDENCE EQUITY PARTNERS VI L.P.
By: Providence Equity GP VI L.P., its sole general partner
By: Providence Equity Partners VI L.L.C., its sole general partner

By:
Name:
Title:

PROVIDENCE EQUITY PARTNERS VI-A L.P.
By: Providence Equity GP VI L.P., its sole general partner
By: Providence Equity Partners VI L.L.C., its sole general partner

By:
Name:
Title:

3947268

[Signature Page to Registration Rights Agreement]

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder”) is made and entered into as of [                    ] by the undersigned (the “New Specified Stockholder”) for the benefit of and for reliance upon by the other Specified Stockholders and AutoTrader Group, Inc., a Delaware corporation (the “Company”), in accordance with Section 2.1(a) of the Registration Rights Agreement dated as of [                    ] by and among the Specified Stockholders and the Company (as the same may be amended, restated or otherwise modified, the “Registration Rights Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

WHEREAS, the New Specified Stockholder desires to exercise certain rights granted to it under the Registration Rights Agreement; and

WHEREAS, the execution and delivery of this Joinder to the Company by the New Specified Stockholder is a condition precedent to the New Specified Stockholder’s exercise of any of its rights under the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and covenants herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the New Specified Stockholder hereby agrees as follows:

1. Joinder. By the execution of this Agreement, the New Specified Stockholder hereby agrees to become, and to be deemed to be, and shall become and be deemed to be, for all purposes under the Registration Rights Agreement, a Specified Stockholder and an Other Party Stockholder, with the same force and effect as if the New Specified Stockholder had been an original signatory thereto, and the New Specified Stockholder agrees to be bound by all of the terms and conditions of, and to assume all of the obligations of a Specified Stockholder and Other Party Stockholder under, the Registration Rights Agreement. All of the terms, provisions, representations, warranties, covenants and agreements set forth in the Registration Rights Agreement with respect to a Specified Stockholder and Other Party Stockholder are incorporated by reference herein and shall be legally binding upon, and inure to the benefit of, the New Specified Stockholder.

2. Further Assurances. The New Specified Stockholder agrees to perform any further acts and execute and deliver any additional documents and instruments that may be necessary or reasonably requested by the Company to carry out the provisions of this Agreement or the Registration Rights Agreement.

3. Binding Effect. This Agreement and the Registration Rights Agreement shall be binding upon, and shall inure to the benefit of, the New Specified Stockholder and its successors and permitted assigns, subject to the terms and provisions of the Registration Rights Agreement. It shall not be necessary in connection with the New Specified Stockholder’s status as a Specified Stockholder and Other Party Stockholder to make reference to this Joinder Agreement.

3947268

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the New Specified Stockholder has executed this Joinder Agreement as of the date first above written.

[NEW SPECIFIED STOCKHOLDER]

By:
[Name:	]
[Title:	]

Address:

Accepted and agreed:

AUTOTRADER GROUP, INC.

By:
Name:
Title:

EXECUTION

Exhibit 4

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of June 14, 2012 (this “Agreement”), by and among, AutoTrader.com, Inc., a Delaware corporation (the “Company”), AutoTrader Group, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“ATG”), and AutoTrader Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ATG (“Merger Sub”), and, solely for the purposes of Section 7, Manheim ATC, Inc. (“Manheim”), PEP VI-A AutoTrader AIV, L.P. (“PEP”) and Providence Equity Partners VI, L.P (“Providence,” and collectively with Manheim and PEP, the “Major Stockholders”). The holders of all shares of Class A Common Stock of the Company, par value of $0.001 per share (“Company Class A Stock”) and Class C Common Stock of the Company, par value of $0.001 per share (“Company Class C Stock” and, together with the Company Class A Stock, the “Company Stock”) are referred to collectively herein as the “Company Stockholders.” ATG, Merger Sub and the Company are referred to collectively herein as the “Parties” and each individually as a “Party.”

RECITALS:

WHEREAS, the Company owns all of the issued and outstanding shares of Class A Common Stock of ATG, par value of $0.001 per share (“Old ATG Class A Stock”), and Class B Common Stock of ATG, par value of $0.001 per share (“Old ATG Class B Stock” and, together with the Old ATG Class A Stock, the “Old ATG Common Stock”);

WHEREAS, ATG owns all of the issued and outstanding shares of Merger Sub’s common stock, par value $0.001 per share (“Merger Sub Common Stock”);

WHEREAS, the boards of directors of the Company and ATG have unanimously (i) declared that the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein (the “Merger”) is advisable and in the best interests of their respective stockholders, (ii) approved, in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) this Agreement and each of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, and (iii) determined to recommend that their respective stockholders adopt this Agreement, thereby approving each of the transactions contemplated hereby, including the Merger;

WHEREAS, the board of directors of Merger Sub has unanimously (i) declared that the Merger is advisable and in the best interests of Merger Sub and ATG, as its sole stockholder, (ii) approved, in accordance with the applicable provisions of the DGCL, this Agreement and each of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, and (iii) determined to recommend that its stockholder adopt this Agreement, thereby approving each of the transactions contemplated hereby, including the Merger;

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as tax-free under Section 351 of the Code (as defined herein), and shall also qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code;

1

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT:

1. The Merger.

a. The Merger. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

b. Effective Time; Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date that ATG and the Company shall agree (the “Closing Date”). At the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, as contemplated by the DGCL and substantially in the form attached hereto as Exhibit A (the “Certificate of Merger”). The Merger shall be effective upon the later of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or (b) such other date and time as may be specified in the Certificate of Merger (such later time being referred to as the “Effective Time”). Unless the parties otherwise agree, the Closing shall take place at 10:00 a.m., Eastern Time, on the Closing Date at the offices of Dow Lohnes PLLC, Six Concourse Parkway, Suite 1800, Atlanta, Georgia 30328.

c. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL, including Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

d. Certificate of Incorporation; Bylaws; Corporate Records.

i. Certificate of Incorporation. At the Effective Time and without any further action on the part of the Company or Merger Sub, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and as provided in such Certificate of Incorporation.

ii. Bylaws. At the Effective Time and without any further action on the part of the Company or Merger Sub, the Bylaws of the Surviving Corporation shall be the Bylaws of the Company, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and such Bylaws.

iii. Corporate Records. At or prior to the Closing, the Company shall deliver or cause to be delivered to ATG the minute books and stock record books of the Company.

iv. Directors and Officers. The individuals listed on Exhibit B hereto shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

2. Conversion of Securities.

a. Conversion. Subject to the provisions of this Section 2, each share of Company Stock issued and outstanding immediately prior to the Effective Time, shall be cancelled, extinguished and converted automatically into the right to receive, in accordance with the terms hereof and in the manner provided herein:

i. in the case of each share of Company Class A Stock, one (1) share of Class A Common Stock of ATG, par value of $0.001 per share (“New ATG Class A Stock”); and

ii. in the case of each share of Company Class C Stock, one (1) share of Class B Common Stock of ATG, par value of $0.001 per share (“New ATG Class B Stock”).

Promptly after the Effective Time, the Company shall mail to each holder of record of shares of Company Stock who holds certificates representing its shares a letter of transmittal in customary form, which shall include instructions for effecting the surrender of such holder’s stock certificates representing Company Stock (“Stock Certificates”), in exchange for stock certificates representing New ATG Class A Stock and/or New ATG Class B Stock, as applicable. If any Stock Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the holder claiming such Stock Certificate to be lost, stolen or destroyed, such holder shall be eligible to receive New ATG Class A Stock and/or New ATG Class B Stock, as applicable, with respect to the Company Stock represented by such lost, stolen or destroyed Stock Certificate.

b. Cancellation. From and after the Effective Time, by virtue of the Merger, each share of Company Stock converted pursuant to Section 2(a) shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing each such share shall cease to have any rights with respect to such Company Stock and such certificate shall thereafter represent the right to receive the shares of New ATG Class A Stock or New ATG Class B Stock, as applicable, to which such holder is entitled pursuant to Section 2(a) in accordance with the provisions of this Agreement.

c. Treasury Stock. Each share of Company Stock owned by the Company as treasury stock or owned by ATG, Merger Sub or any direct or indirect wholly owned subsidiary of ATG immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, and be cancelled and retired without payment of any consideration therefor and cease to exist.

d. Old ATG Common Stock. Each share of Old ATG Common Stock owned by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, and be cancelled and retired without payment of any consideration therefor and cease to exist.

e. Capital Stock of Merger Sub. From and after the Effective Time, by virtue of the Merger, the shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become, and shall represent, a number of shares of Class A Common Stock of the Surviving Corporation and a number of shares of Class C Common Stock of the Surviving Corporation equal to the number of shares of Company Class A Stock and the number of shares of Company Class C Stock, respectively, issued and outstanding immediately prior to the Effective Time of the Merger, so that, immediately following the Effective Time, ATG will hold all of the issued and outstanding shares of capital stock of the Surviving Corporation.

f. OPTIONS. FROM AND AFTER THE EFFECTIVE TIME, THE AUTOTRADER.COM 1999 LONG TERM INCENTIVE PLAN (THE “PLAN”) SHALL BE DEEMED TO BE AMENDED WITHOUT ANY FURTHER ACTION SUCH THAT THE TERM “SHARE” SHALL MEAN A SHARE OF NEW ATG CLASS A STOCK, AND THE PLAN SHALL CONTINUE TO BE MAINTAINED BY THE COMPANY FOLLOWING THE CONSUMMATION OF THE MERGER AT THE EFFECTIVE TIME.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to ATG and Merger Sub as of the date hereof and as of the Closing Date:

a. Corporate Existence and Power. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

b. Corporate Authorization. Subject to the satisfaction of the conditions precedent set forth herein, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by principles of equity.

c. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official, other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”); (iii) the filing of the Certificate of Merger pursuant to the DGCL; and (iv) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Capital Stock. The authorized capital stock of the Company consists of (i) 265,000,000 shares of Company Class A Stock, of which [18,029,687] shares are issued outstanding, and (ii) 100,000,000 shares of Company Class C Stock, of which [30,337,856] shares are issued and outstanding. All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities or “blue sky” laws. Except for options to acquire shares of Company Class A Stock under the Plan, there is no existing option, warrant, call, right or contract to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. No subsidiary of the Company owns, or immediately prior to the Merger will own, directly or indirectly, any Company Stock.

4. Representations and Warranties of ATG and Merger Sub. Each of ATG and Merger Sub hereby represents and warrants to the Company as of the date hereof and as of the Closing Date:

a. Corporate Existence and Power. Each of ATG and Merger Sub has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on each of (i) ATG and (ii) Merger Sub, taken as a whole.

b. Corporate Authorization. Subject to the satisfaction of the conditions precedent set forth herein, the execution, delivery and performance by ATG and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of each of ATG and Merger Sub and have been duly authorized by all necessary corporate action on the part of ATG and Merger Sub. This Agreement constitutes a valid and binding agreement of ATG and Merger Sub

c. Governmental Authorization. The execution, delivery and performance by ATG and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official, other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1933 Act; (iii) the filing of the Certificate of Merger pursuant to the DGCL; and (iv) compliance with any applicable requirements of the 1934 Act.

d. Capital Stock. The authorized capital stock of Merger Sub consists of [one thousand (1,000)] shares of Merger Sub Common Stock, of which [one hundred (100)] shares are issued outstanding, and all of which are held beneficially and of record by ATG. The authorized capital stock of ATG consists of (i) [Two Hundred Sixty-Five Million (265,000,000)] shares of Old ATG Class A Stock and (ii) [One Hundred Million (100,000,000)] shares of Old ATG Class B Stock, of which [one (1)] share of Old ATG Class A Stock and [one (1)] share of Old ATG Class B Stock are issued and outstanding, and all of which are held beneficially and of record by ATC. All of the issued and outstanding shares of Merger Sub Common Stock and ATG Common Stock have been duly authorized and validly issued, fully paid and nonassessable. There is no existing option, warrant, call, right or contract to which ATG is a party requiring, and there are no securities of ATG outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of ATG or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of ATG. Neither ATG nor Merger Sub owns, or immediately prior to the Merger will own, directly or indirectly, any Company Stock.

e. Formation. Each of ATG and Merger Sub was formed specifically for the transactions contemplated hereby and has conducted no operations and incurred no liabilities other than in connection with the transactions contemplated by this Agreement.

5. Covenants of ATG, Merger Sub and the Company.

a. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

6. Conditions to Closing. The obligations of ATG, Merger Sub and the Company to consummate the Closing are subject to the satisfaction of the following conditions:

a. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

b. All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained.

c. The Merger and the other transactions contemplated hereby shall have been adopted and approved by the stockholders of each of the Company, ATG and Merger Sub in accordance with Section 251 of the DGCL.

7. Tax Matters.

a. Tax Representations, Warranties and Covenants of the Major Stockholders.

i. Each Major Stockholder hereby represents and warrants to the other Major Stockholders, with respect to itself only, that it has not entered into any agreement, contract, commitment or other type of obligation or arrangement to sell, transfer or otherwise dispose of any of the New ATG Class A Stock or the New ATG Class B Stock, as applicable, to be issued to such stockholder in the Merger (including a sale or transfer of such stock to ATG or a party related to ATG), and that such Major Stockholder is not otherwise under any obligation or commitment to sell, transfer or otherwise dispose of any of the New ATG Class A Stock or the New ATG Class B Stock, as applicable, to be issued to such stockholder in the Merger.

ii. Each Major Stockholder hereby covenants and agrees that between the date of this Agreement and Closing such Major Stockholder will not enter into any agreement, contract, commitment or other type of obligation or arrangement to sell, transfer or otherwise dispose of any of the New ATG Class A Stock or the New ATG Class B Stock, as applicable, to be issued to such stockholder in the Merger (including a sale or transfer of such stock to ATG or a party related to ATG).

iii. Each Major Stockholder hereby represents and warrants to the other Major Stockholders and to ATG, with respect to itself only, that (a) no liabilities of such Major Stockholder will be assumed by ATG in connection with the Merger, and (b) such Major Stockholder has not granted any lien, pledge, security interest or other encumbrance to any person or entity with respect to the Company Stock owned by such Major Stockholder.

iv. Manheim hereby represents and warrants to each of Providence and PEP that: (a) Merger Sub was formed solely for the purpose of effecting the Merger; (b) immediately prior to the Merger, ATG owns all of the issued and outstanding stock of Merger Sub; (c) except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated thereby and in the Merger Agreement, Merger Sub has not and will not have incurred any obligations or liabilities or engaged in any business activities or have entered into any agreements with any person or entity; (d) Merger Sub will have no liabilities assumed by the Company in the Merger (other than obligations or liabilities, if any, incurred in connection with its incorporation or organization and the transactions contemplated thereby and in the Merger Agreement), and Merger Sub will not transfer to the Company any assets subject to liabilities in the Merger; (e) the Surviving Corporation has no plan or intention following the Merger, and ATG has no plan or intention following the Merger to cause the Surviving Corporation, to issue additional shares of the Surviving Corporation’s stock (except that, following the Merger, the Surviving Corporation may undergo a recapitalization that would simplify its capital and reduce the number of shares of its outstanding stock; provided that, in such a case, ATG would continue to own all of the Surviving Corporation’s outstanding stock), and immediately following the Effective Time and following the Merger, the Surviving Corporation will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person or entity could acquire stock in the Surviving Corporation; and (f) ATG has no plan or intention to sell, transfer or otherwise dispose of, the stock of the Surviving Corporation (excluding the potential recapitalization referred to in clause (e) above) and the Company has no plan or intention, and ATG has no plan or intention to cause the Company: to liquidate, to merge with or into another corporation (other than with Merger

Sub pursuant to the Merger), or to sell, transfer or otherwise dispose of any of the Company’s assets except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and following the Merger, the Surviving Corporation will continue its historic business or use a significant portion of its historic business assets in a business, within the meaning of Treasury Regulations Section 1.368-1(d).

v. Each Major Stockholder hereby covenants and agrees that it will not assert, demand, exercise or claim any appraisal rights under Section 262 of the DGCL in connection with the Merger, if any.

b. Tax Representations, Warranties and Covenants of the Parties and Major Stockholders. Each Party and each Major Stockholder hereby represents and warrants to the other Major Stockholders, with respect to itself only, that it intends that the Merger will qualify as tax-free under Section 351 of the Code and/or Section 368(a)(1) of the Code, and that it will not take any action that would be reasonably likely to cause the Merger to fail to qualify as tax-free thereunder.

8. Termination. This Agreement may be terminated at any time prior to the Closing by:

a. mutual written agreement of ATG, Merger Sub and the Company, or

b. any of ATG, Merger Sub or the Company, if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

9. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

if to ATG or Merger Sub to:

AutoTrader Group, Inc.

3003 Summit Boulevard, Suite 200

Atlanta, Georgia 30319

Facsimile: (404) 568-2094

Attn: Peter C. Cassat, Esq.

with a copy to:

Dow Lohnes PLLC

1200 New Hampshire Avenue, N.W.

Washington, DC 20036

Facsimile: (202) 776-2222

Attention: William S. Dudzinsky, Jr., Esq.

if to the Company, to:

AutoTrader.com, Inc.

3003 Summit Boulevard, Suite 200

Atlanta, Georgia 30319

Facsimile: (404) 568-2094

Attn: Peter C. Cassat, Esq.

with a copy to:

Dow Lohnes PLLC

1200 New Hampshire Avenue, N.W.

Washington, DC 20036

Facsimile: (202) 776-2222

Attention: William S. Dudzinsky, Jr., Esq.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

9. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10. Miscellaneous.

a. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

b. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

c. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

d. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

e. Entire Agreement. This Agreement together with the Certificate of Merger constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

f. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

g. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

h. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATG:

AutoTrader Group, Inc.

By	/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Secretary

MERGER SUB:

AutoTrader Merger Sub, Inc.

By	/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Secretary

COMPANY:

AutoTrader.com, Inc.

By	/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Secretary

[SIGNATURES CONTINUED ON NEXT PAGE]

ATG STOCKHOLDERS:

Manheim ATC, Inc.

By	/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Assistant Secretary

Providence Equity Partners VI, L.P.

By: Providence Equity GP VI, L.P., its sole general partner
By: Providence Equity Partners VI, L.L.C., its sole general partner

By	/s/ Michael J. Dominguez
Name:	Michael J. Dominguez
Title:	Managing Director

PEP VI-A Auto Trader AIV, L.P.

By: PEP VI-A Auto Trader AIV GP LLC, its sole general partner
By: Providence Equity GP VI, L.P., its sole member
By: Providence Equity Partners VI, L.L.C., its sole general partner

By	/s/ Michael J. Dominguez
Name:	Michael J. Dominguez
Title:	Managing Director

Exhibit A

CERTIFICATE OF MERGER

OF

AUTOTRADER MERGER SUB, INC.

(a Delaware corporation)

WITH AND INTO

AUTOTRADER.COM, INC.

(a Delaware corporation)

(Under Section 251 of the General Corporation Law of the State of Delaware)

AutoTrader.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

AutoTrader Merger Sub, Inc.	Delaware
AutoTrader.com, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger among the parties to the merger and AutoTrader Group, Inc. has been approved, adopted, executed and acknowledged by each of the constituent corporations of the merger in accordance with the requirements of Section 251 of the DGCL.

THIRD: Pursuant to Section 228 of the DGCL, the sole stockholder of AutoTrader Merger Sub, Inc. waived all notice requirements and approved the Agreement and Plan of Merger by written consent.

FOURTH: Pursuant to Section 228 of the DGCL, the holders having not less than the minimum number of votes of AutoTrader.com, Inc. that would be necessary to approve the Agreement and Plan of Merger waived all notice requirements and approved the Agreement and Plan of Merger by written consent.

FIFTH: That the name of the surviving corporation of the merger (the “Surviving Corporation”) is AutoTrader.com, Inc. The Surviving Corporation is a Delaware corporation.

SIXTH: That the Certificate of Incorporation and Bylaws of AutoTrader.com, Inc., as in effect immediately prior to the merger shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

3947275

SEVENTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 3003 Summit Boulevard, Atlanta, Georgia 30319.

EIGHTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation upon request and without cost to any stockholder of any constituent corporation.

NINTH: That this Certificate of Merger shall be effective at the time this Certificate is filed.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, AutoTrader.com, Inc. has caused this Certificate to be executed by its Secretary and attested to by its Assistant Secretary this 14th day of June, 2012.

AUTOTRADER.COM, INC.
(a Delaware corporation)

/s/ Charles N. Bowen
Name:	Charles N. Bowen
Title:	Secretary

Dated: June 14, 2012

ATTEST:

/s/ Shauna Sullivan Muhl
Name:	Shauna Sullivan Muhl
Title:	Assistant Secretary

Exhibit B

Directors of the Surviving Corporation

Albert J. Dobron

Michael J. Dominguez

John M. Dyer

Jimmy W. Hayes

James C. Kennedy, Jr.

Victor A. Perry, III

Sanford H. Schwartz

Alex C. Taylor